AGREEMENT OF LEASE

CASTLEWAY PROPERTIES, LLC

Landlord

and

SIG ACQUISITION CORP.

Tenant

Dated: November 30, 2006

TABLE OF CONTENTS

ARTICLE **PAGE**

AGREEMENT OF LEASE

THIS AGREEMENT OF LEASE (the "Lease") made as of the 30th day of November, 2006, between **CASTLEWAY PROPERTIES, LLC**, a Pennsylvania limited liability company, having its principal office at 1107 Paper Mill Road, Erdenheim, Pennsylvania 19038, hereinafter called "Landlord", and **SIG ACQUISITION CORP.**, a Delaware corporation, d/b/a Concord Steel, having its principal office at 1451 Buena Vista N.E., Warren, Ohio, hereinafter called "Tenant".

ARTICLE 1

DEMISED PREMISES; TERM OF LEASE; RIGHT OF FIRST OFFER

Section 1.01. Landlord, in consideration of the rents and covenants hereinafter set forth, does hereby lease and let unto Tenant, and Tenant does hereby have and take from Landlord, that certain premises which contains approximately (i) 4,240 square feet of office space (the "Office Space"), and (ii) 78,543 square feet of warehouse space (the "Warehouse Space"). The Office Space and Warehouse Space, in the aggregate, consist of approximately 82,783 square feet of space shown and designated on the plan attached hereto as Exhibit A, (the Office Space and Warehouse Space are collectively referred to herein as the "Demised Premises"), and is located in that certain complex located at 10 Industrial Highway, Tinicum Township, Lester, Delaware County, Pennsylvania (the "Property"). Landlord represents and warrants that it is the fee simple owner of title to the Property. Tenant shall be entitled to utilize the Demised Premises, in accordance with the terms and conditions of this Lease, 24 hours a day, seven days a week.

Section 1.02. TO HAVE AND TO HOLD THE SAME, without any liability or obligation on the part of Landlord to make any alteration, improvements, or repairs of any kind on or about the Demised Premises, except as expressly provided herein, for a term of ten (10) years and two (2) months ("Term") which shall begin on December 1, 2006 (the "Commencement Date") and shall end on January 31, 2017 (the "Expiration Date"), unless sooner terminated or extended, to be occupied and used by Tenant subject to the covenants and agreements hereinafter contained.

Section 1.03. (a) Provided there exists no event of default on the part of Tenant under this Lease and subject to the rights of tenants under leases entered into prior to the date hereof, Tenant shall have the right of first offer set forth in this Section 1.03 with respect to any First Offer Space (as such term is defined below) located at the Property. The term "First Offer Space" shall refer to that space within the Property as outlined as "First Offer Space" on Exhibit "A-1" hereto. To the best of Landlord's knowledge, no tenant under any lease entered into prior to the date hereof has any rights to the First Offer Space.

(b) During the term of this Lease (including any renewals), if Landlord shall propose to market any portion of the First Offer Space to existing tenants or prospective new tenants at the Property, then Landlord shall first give written notice (the "Offer Notice") to Tenant notifying Tenant of such intention and specifying the terms pursuant to which Landlord

intends to so market any portion of the First Offer Space (collectively, the "Offered Terms"). Upon the giving of an Offer Notice by Landlord, Tenant shall thereupon have an option (a "Right of First Offer"), exercisable by written notice (an "Acceptance Notice") given to Landlord not later than fifteen (15) days after the giving of the Offer Notice, to enter into an amendment to this Lease with Landlord for such portion of the First Offer Space on the Offered Terms; provided that Tenant's base rent for the First Offer Space shall be equivalent to the base rent per square foot payable by Tenant under this Lease. In the event Tenant does not timely exercise its option as aforesaid for the First Offer Space as to which Tenant receives an Offer Notice from Landlord, then (1) Landlord has the right to lease the First Offer Space on such terms as Landlord may elect to any tenant which terms, on a cumulative basis, result in an economic benefit to Landlord equal to not less than ninety percent (90%) of the cumulative economic benefit Landlord would have received under the Offered Terms, in Landlord's opinion, and (2) Tenant shall have no further rights or claims as to such portion of the First Offer Space under this Section 1.03. Notwithstanding the foregoing, Tenant's Right of First Offer as to the First Offer Space shall be reinstated in the event that either (x) notwithstanding Landlord's marketing efforts, Landlord has not entered into a lease therefor with another tenant on such terms as are permissible under clause (1) above by a date twelve (12) months after the date of Landlord's Offer Notice with respect to the First Offer Space, or (y) Landlord desires or intends to lease such portion of the First Offer Space on terms which, on a cumulative basis, would result in an economic benefit to Landlord of less than ninety percent (90%) of the cumulative economic benefit Landlord would have received under the Offered Terms.

(c) Notwithstanding anything contained in this Lease, the rights granted to Tenant under this Section 1.03 are intended to be personal to SIG ACQUISITION CORP. Notwithstanding anything contained in this Section 1.03, if Tenant assigns its interest in this Lease or sublets more than 10,000 square feet of the Demised Premises to any party, or if Tenant vacates more than 10,000 square feet of the Demised Premises, then the rights of Tenant under this Section 1.03 shall thereupon automatically terminate.

Section 1.04. Provided that there exists no event of default on the part of Tenant under this Lease at the time of the exercise of Tenant's Early Termination Options (as defined below) and this Lease is in full force and effect and Tenant is in full occupancy of the Demised Premises, Tenant shall have the option (referred to herein as an "Early Termination Option") to terminate this Lease at the end of the fifth and seventh lease years (each such date shall be referred to as an "Early Termination Date") by providing Landlord written notice of Tenant's election to exercise its Early Termination Option at least six (6) months prior to the respective Early Termination Date (but no sooner than twelve (12) months prior to the respective Early Termination Date). Together with Tenant's written notice of the exercise of its Early Termination Option, Tenant shall pay to Landlord the amount set forth on Schedule 1.04 attached hereto (the "Early Termination Fee") on demand.

ARTICLE 2

BASE RENT; PERCENTAGE RENT

Section 2.01. Tenant shall pay to Landlord, commencing on February 1, 2007, a net annual rent (the "Base Rent"), over and above the other payments to be made by Tenant as hereinafter provided. The Base Rent for the Term of this Lease shall be at the rate of:

Lease Year	Rent Per Square Foot	Monthly Base Rental	Annual Base Rental
1	$3.00/sq. ft.	$20,695.75	$248,349.00
2	$3.075/sq. ft.	$21,213.14	$254,557.73
3	$3.152/sq. ft.	$21,744.34	$260,932.02
4	$3.231/sq. ft.	$22,289.32	$267,471.87
5	$3.312/sq. ft.	$22,848.11	$274,177.30
6	$3.411/sq. ft.	$23,531.07	$282,372.81
7	$3.513/sq. ft.	$24,234.72	$290,816.68
8	$3.618/sq. ft.	$24,959.07	$299,508.89
9	$3.727/sq. ft.	$25.711.02	$308,532.24
10	$3.839/sq. ft.	$26,483.66	$317,803.94

Section 2.02. IT IS THE PURPOSE AND INTENT OF LANDLORD AND TENANT THAT THIS IS A NET LEASE AND THAT THE BASE RENT SHALL, EXCEPT AS HEREIN OTHERWISE PROVIDED, BE ABSOLUTELY NET TO LANDLORD, SO THAT THIS LEASE SHALL YIELD, NET TO LANDLORD, THE BASE RENT SPECIFIED IN SECTION 2.01 HEREOF IN EACH YEAR DURING THE TERM OF THIS LEASE AND THAT ALL COSTS, EXPENSES AND OBLIGATIONS OF EVERY KIND AND NATURE WHATSOEVER RELATING TO THE DEMISED PREMISES, WHICH ARISE OR BECOME DUE DURING OR OUT OF THE TERM OF THIS LEASE SHALL BE PAID BY TENANT, AND THAT LANDLORD SHALL BE INDEMNIFIED AND SAVED HARMLESS BY TENANT FROM AND AGAINST THE SAME.

Section 2.03. Except as otherwise provided herein and beginning on the Commencement Date, Tenant shall also pay without notice, except as may be required in this

Lease, and without abatement, deduction or set off, as "Additional Rent" an amount equal to Tenant's Share (as defined in Article 35 hereof) of (i) Taxes (as defined in Article 35 hereof) and (ii) Expenses (as defined in Article 35 hereof) as follows:

(a) Landlord shall reasonably estimate the amounts Tenant shall owe for Taxes and Expenses for full or partial calendar years of the Term (i.e., the "Estimated Additional Rent"). Following Landlord's estimate thereof, Tenant shall pay Estimated Additional Rent monthly, together with Tenant's payment of Base Rent, as below provided.

(b) Within seventy-five (75) days after the end of each calendar year, Landlord shall provide a statement ("Operating Statement") to Tenant showing, in reasonable detail: (i) the amount of Taxes and Expenses for such calendar year, (ii) any payments of Estimated Additional Rent by Tenant during such calendar year, and (iii) any revision of the amount of Estimated Additional Rent for the then current calendar year.

(c) If an Operating Statement shows that Tenant's actual Estimated Additional Rent payments were less than Tenant's actual obligations for Tenant's Share of Taxes and Expenses for the applicable year, then Tenant shall pay the shortfall within thirty (30) days after Tenant's receipt of the Operating Statement.

(d) If an Operating Statement shows an increase in the amount of Estimated Additional Rent for the current calendar year, Tenant shall: (i) pay the difference between the new and former estimates for the period from the date of the last adjustment of Estimated Additional Rent through the month in which the Operating Statement is dated, which payment shall be made within thirty (30) days after Tenant's receipt of the Operating Statement, and (ii) thereafter pay the new Estimated Additional Rent amount until any subsequent adjustment thereof.

(e) If an Operating Statement shows that Tenant's payments of Estimated Additional Rent exceeded Tenant's actual obligations for Impositions and Expenses, Landlord shall credit the excess against payment of Estimated Additional Rent next due. If the Term shall have expired and no further Additional Rent shall be due, Landlord shall provide a refund or a credit against unpaid Base Rent of such excess at the time Landlord sends the Operating Statement.

(f) Landlord reserves the right to reasonably change, from time to time, the manner and timing of the computation of Additional Rent, provided that the amount and timing of Tenant's payments of Additional Rent shall not materially change. In lieu of providing separate statements, at the same or different times, including separate statements for Taxes after bills are received.

Section 2.04. If Landlord now or hereafter uses a fiscal year other than a calendar year, then, at Landlord's option: (i) all references to calendar years herein shall refer to such fiscal years, (ii) all references to January 1 and December 31 herein shall refer, respectively, to the first and last days of such fiscal years as the context requires, and (iii) if Landlord changes fiscal years, Landlord shall make appropriate prorations such that Tenant's obligations hereunder are not materially adversely affected. Landlord shall include in Taxes each year

hereunder: (a) in general, the tax amounts levied, assessed or imposed for such year, whether paid or payable in another year, (b) for personal property Taxes, the amounts paid during such year, and (c) for Taxes paid in installments over more than one year, the amounts paid each year, and any interest thereon. If any taxing authority uses a fiscal year other than a calendar year, Landlord may elect from time to time, consistent with sound accounting and management practices, to require payments by Tenant based on: (aa) amounts paid or payable during each calendar year without regard to such fiscal years, (bb) amounts paid or payable during each calendar year, averaging the bills for each calendar year based on the number of days or months of such calendar year included in each fiscal tax year, or (cc) amounts paid or payable for or during each fiscal tax year.

Section 2.05. Landlord shall each year: (i) credit against Taxes Tenant's share of any net refunds (i.e., net of legal fees and other collection costs) received by Landlord of Taxes previously paid by Tenant, (ii) include in Taxes any additional amount paid during such year involving an adjustment to Taxes for a prior year, due to error by the taxing authority, supplemental assessment, or other reason, (iii) include in Taxes or Expenses, any fees for attorneys, consultants and experts, and other costs paid during such year in successfully protesting, appealing or reducing Taxes, and (iv) credit against Expenses the cost of any item previously included in Expenses, to the extent that Landlord receives a net reimbursement (i.e., net of legal fees and other collection costs) from insurance proceeds or a third party during such year (excluding tenant payments for Taxes and Expenses and except to the extent refundable to prior tenants of the Property).

Section 2.06. If the Property is not fully occupied during all or a portion of any calendar year, Landlord may, in accordance with sound accounting and management practices, determine the amount of Taxes and Expenses that would have been paid had the Property been ninety five percent (95%) occupied, and the amount so determined shall be deemed to have been the amount of Taxes and Expenses for such year.

Section 2.07. Landlord may separately determine Taxes and Expenses for the various buildings located at the Property. If any Taxes or Expenses (or components thereof) apply to such various buildings (such as, without limitation, costs of shared parking facilities and other common areas, a shared management office, etc.), Landlord shall allocate the same in accordance with sound accounting and management practices. In the alternative, Landlord shall have the right to determine, in accordance with sound accounting and management practices, Tenant's Share of Taxes and Expenses (or components thereof) based upon the combined total of the same for all or any such buildings, in which event Tenant's Share shall be based on the ratio of the rentable area of the Demised Premises to the rentable area of such buildings.

Section 2.08. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Base Rent and any other amounts payable on a monthly basis shall be prorated on a per diem basis for such partial calendar months. If the Base Rent is scheduled to increase under Article 2 other than on the first day of a calendar month, the amount for such month shall be prorated on a per diem basis to reflect the number of days of such month at the then current and increased rates, respectively. If the Term commences other than on January 1, or ends other than on December

31, Tenant's obligations to pay amounts towards Taxes and Expenses for such first or final calendar years shall be prorated on a per diem basis to reflect the portion of such years included in the Term.

Section 2.09. Tenant's obligations to pay Taxes and Expenses (or any other amounts) and Landlord's obligation to credit or repay same, accruing during, or relating to, the period prior to expiration or earlier termination of this Lease shall survive such expiration or termination. Landlord may reasonably estimate all or any of such obligations within a reasonable time before or after such expiration or termination. Tenant shall pay the full amount of such estimate, and any additional amount due after the actual amounts are determined, in each case within thirty (30) days after Landlord sends a statement therefore which statements shall be provided to Tenant within seventy-five (75) days after the end of each calendar year. If the actual amount is less than the amount Tenant pays as an estimate, Landlord shall refund the difference within thirty (30) days after such determination is made.

Section 2.10. Landlord shall maintain records respecting Taxes and Expenses and determine the same in accordance with sound accounting and management practices. Landlord may from time to time use a full accrual system of accounting, or a modified cash basis of accounting with accrual adjustments to ensure that each year includes substantially the same major recurring items. Unless Tenant takes exception by notice to Landlord within forty-five (45) days after Landlord provides any Operating Statement to Tenant, such Operating Statement shall be considered final and binding on Tenant (except as to additional Expenses or Taxes not then known or omitted or added by error). If Tenant takes exception by notice within such time, Landlord may seek certification from Landlord's independent certified public accountant as to the proper amount of Taxes and Expenses. In such case: (i) such certification shall be considered final and binding on both parties (except as to additional Expenses or Taxes or credits not then known or omitted or added by error), and (ii) Tenant shall pay Landlord for the reasonable cost of such certification, unless it shows that Taxes and Expenses were overstated by at least five percent (5%). Pending resolution of any such exceptions, Tenant shall pay Tenant's Share of Taxes and Expenses in the amounts shown on such Statement, subject to credit, refund or additional payment after any such exceptions are resolved.

Section 2.11. Base Rent, Taxes, Expenses, and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith, are sometimes herein referred to collectively as "Rent," and all remedies applicable to the non-payment of rent shall be applicable thereto. Rent shall be paid in good, immediately available funds and legal tender of the United States of America. Tenant shall pay Rent without any deduction, recoupment, set-off or counterclaim, and without relief from any valuation or appraisement laws. Rent obligations hereunder are independent covenants. Tenant shall pay Rent at such office or offices as Landlord may designate from time to time. No delay by Landlord in providing any Operating Statement (or other statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Taxes or Expenses. In no event shall a decrease in Taxes or Expenses ever decrease the monthly Base Rent or give rise to a credit against monthly Base Rent in favor of Tenant.

Section 2.12. Tenant shall pay prior to delinquency all taxes, charges or other governmental Taxes assessed against or levied upon all fixtures, furnishings, personal property, systems and equipment located in or exclusively serving the Demised Premises. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the other property of Landlord. In the event any such items shall be assessed and billed with the other property of Landlord, Tenant shall pay Landlord Tenant's Share of such taxes, charges or other governmental Taxes within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of Taxes applicable to Tenant's property. Tenant shall pay any rent tax, sales tax, service tax, transfer tax, value added tax, or any other applicable tax on the Base Rent, utilities or services herein, the privilege of renting, using or occupying the Demised Premises or collecting Rent therefrom, or otherwise respecting this Lease or any other document entered in connection herewith.

ARTICLE 3

LANDLORD'S WORK

Section 3.01. At Landlord's expense, Landlord agrees to perform the alterations, repairs, and/or replacements set forth on Exhibit B hereto ("Landlord's Work"). Landlord's work shall be performed: (a) in acceptable standards as recognized by the Construction Specifications Institute, (b) only with materials that are new, high quality and free of material defects, (c) diligently to completion, and (d) in compliance with all applicable laws and ordinances. Landlord's obtaining all necessary permits and/or approvals, if any, shall be a condition precedent to Landlord's obligation to commence construction of any Landlord's Work.

Section 3.02. Landlord shall use commercially reasonable efforts to complete the Landlord's Work on or before the Rent Commencement Date, subject to delays caused by strikes, labor shortages, severe weather conditions and other causes beyond Landlord's reasonable control.

ARTICLE 4

TENANT'S WORK

Section 4.01. Landlord hereby acknowledges that Tenant may, at Tenant's sole cost and expense, perform the alterations, repairs and/or replacements set forth on Exhibit C attached hereto and made a part hereof ("Tenant's Work"). Tenant agrees to construct Tenant's Work in material accordance with detailed plans and specifications for all such work (the "Plans"), which Tenant agrees to provide to Landlord not later than thirty (30) days after the date hereof. No such work shall be commenced unless Landlord has notified Tenant in writing that the Plans have been approved which approval shall not be unreasonably withheld or delayed. Landlord shall review and either approve or disapprove in writing of the Plans promptly upon receipt of the Plans. Landlord shall not be responsible for or liable for the adequacy or fitness of the Plans, or any portion thereof, that are produced by Tenant, it agents or contractors, or the compliance thereof with any laws or ordinances. Tenant's Work shall be performed: (a) in acceptable standards as recognized by the Construction Specifications

Institute, (b) only with materials that are new, high quality, and free of material defects, (c) diligently to completion and so as to avoid any disturbance, disruption or inconvenience to other tenants, and the operation of the Property, (d) lien-free, in a good and workmanlike manner and (e) in accordance with applicable laws, ordinances and building codes. Tenant shall be responsible, at its sole cost and expense, for any and all damages, destruction, repairs, maintenance or replacements to the Demised Premises that arise out of or are related to Tenant's Work.

Section 4.02. Tenant shall, at Tenant's sole cost and expense, obtain such occupancy permits/certifications and other permits, approvals and licenses as may be required to be obtained to perform Tenant's Work and to permit the use and occupancy of the Demised Premises for the use set forth in Article 14. Tenant shall diligently pursue such permits, approvals and licenses at its sole cost and expense and shall provide Landlord with reasonable evidence of its application thereof.

Section 4.03. Tenant, in connection with Tenant's Work, may install a 11,000 gallon oxygen tank (the "Oxygen Tank") in the location shown on Exhibit F attached hereto and made a part hereof. Tenant agrees to construct the Oxygen Tank in a style and manner suitable to Landlord and in accordance with applicable laws, ordinances, and building codes. Tenant shall also, at its sole cost and expense, screen-in the Oxygen Tank pursuant to Landlord's reasonable instructions and guidelines. Tenant shall also indemnify, defend and hold harmless Landlord, its directors, principals, members, officers, employees, representatives, agents, successors and assigns from any and all claims, suits, costs, fees and expenses arising out of or related to the Oxygen Tank and/or Tenant's construction or maintenance thereof.

Section 4.04. Tenant, in connection with Tenant's Work, may install a paint booth on the Demised Premises (the "Paint Booth") in the location shown on Exhibit G attached hereto and made a part hereof. Tenant agrees to construct the Paint Booth in accordance with applicable laws, ordinances and building codes. Tenant shall indemnify, defend and hold harmless, Landlord, its directors, principals, members, officers, employees, representatives, agents, successors and assigns from any and all claims, suits, costs, fees and expenses arising out of or related to the Paint Booth and/or Tenant's construction or maintenance thereof.

Section 4.05. If Tenant's use of the Demised Premises requires any alterations or additions to any structural or non-structural component of the Demised Premises, including, without limitation, any plumbing, mechanical, electrical, heating, ventilating, air conditioning or fire/life systems of the Demised Premises, to insure the Demised Premises complies with all laws, ordinances and/or building codes, Tenant, at its sole cost and expense, shall perform any alterations or additions necessary to insure such compliance.

ARTICLE 5

UTILITIES; ASSESSMENTS, ETC.

Section 5.01. Landlord shall provide only the following utilities and services (the cost of which shall be borne by Tenant as Additional Rent, provided below):

A. Heat and air-conditioning. Notwithstanding anything contained herein to the contrary, Tenant acknowledges that air-conditioning is only available in the Office Space. Heat is available at the Demised Premises 365 days a year, twenty-four hours a day.

B. Water from municipal mains for drinking, kitchen, lavatory and toilet purposes only, at those points of supply provided for nonexclusive general use of tenants at the Demised Premises or points of supply in the Demised Premises installed by Landlord or with Landlord's written consent for such purposes.

C. Separately sub-metered electricity for building-standard overhead office and warehouse lighting fixtures, and electrical outlets for equipment and accessories customary for the Tenant's permitted use (as set forth in Article 14), including, without limitation, electricity necessary to operate overhead bridge cranes or similar equipment pursuant to Section 5.04 below. Tenant's actual electrical usage will be computed by Landlord in accordance with sound management and accounting practices based on PECO Energy's GS rate and billed to Tenant monthly, and shall be paid by Tenant within thirty (30) days of billing. To the extent waiveable under applicable laws and ordinances, Tenant waives all rights under utility deregulation and similar laws and ordinances allowing electricity consumers to select suppliers or other options, and agrees that Landlord alone shall have all rights and options pursuant to such laws and ordinances. Landlord may, at any time, require that special, high electricity consumption installations of Tenant (such as computer room, reproduction facilities or heavy equipment use) be separately sub-metered for electrical consumption, which sub-meters shall be installed by Landlord, at Tenant's cost, payable within thirty (30) days after invoicing.

Section 5.02. Landlord shall not be responsible for inadequate air conditioning in the Office Space, ventilation, electricity or other service described above to the extent that the same occurs because Tenant: (a) uses or permits the use of an item, or concentrated group, or equipment beyond its standard rated capacity or design condition; or (b) occupies the Demised Premises with concentrations of personnel greater than one person per 250 rentable square feet. In any such case, or in the event Tenant's use of the Demised Premises overburdens any system or equipment supplying any of the aforementioned services, then Landlord may elect to install, operate, maintain and replace such supplemental HVAC electrical equipment during the term of this Lease at Tenant's sole cost and expense.

Section 5.03. Except and to the extent of Landlord's gross negligence or willful tortuous acts, Landlord shall have no liability for interruptions, variations, shortages, failures, changes in quality, quantity, character or availability or any utilities or services caused by repairs, maintenance, replacements, alterations (including any refrigerant gas retrofit work), labor controversies, accidents, inability to obtain services, utilities or supplies, governmental or utility company acts or omissions, requirements, guidelines or requests, or other causes beyond Landlord's reasonable control (or under any circumstance with respect to utilities or services not required to be provided by Landlord hereunder). Under no circumstances whatsoever shall any of the foregoing be deemed an eviction or disturbance of Tenant's use and possession of the Demised Premises or any part thereof, serve to abate Base Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages in connection with the foregoing events. Nevertheless, in such events after receiving notice,

Landlord shall use reasonable efforts to restore such utilities or services required to be provided hereunder to reasonable levels.

Section 5.04. Landlord hereby acknowledges that each overhead bridge crane located on the Demised Premises (as listed on Exhibit D attached hereto) is powered by a separately sub-metered electrical service. Tenant's actual electrical usage for each crane shall be computed by Landlord pursuant to the formula listed on Exhibit D attached hereto and made a part hereof and billed to Tenant monthly, and shall be paid by Tenant within thirty (30) days of billing.

ARTICLE 6

SURRENDER

Section 6.01. Tenant shall, on the Expiration Date or upon any sooner termination of this Lease, or any re-entry by Landlord upon the Demised Premises pursuant to Article 21 hereof, well and truly surrender and deliver up the Demised Premises to the possession and use of Landlord, broom clean and in good order, condition and repair, except for reasonable wear and tear after the last necessary repair, replacement or restoration made by Tenant pursuant to its obligations hereunder, free and clear of all lettings and occupancies, and free and clear of all liens and encumbrances other than those, if any, created by Landlord, without any payment or allowance whatever by Landlord on account of any improvements which may be on the Demised Premises.

Section 6.02. Where furnished by or at the expense of Tenant or any subtenant, any personal property may be removed by Tenant at or prior to the termination of this Lease or by such subtenant at or prior to the termination of its sublease, provided, however, that the removal thereof will not injure the Demised Premises or necessitate changes in or repairs to the same. Tenant shall pay or cause to be paid to Landlord the cost of repairing any damage arising from such removal and restoration of the Demised Premises to their condition prior to such removal.

Section 6.03. Any personal property of Tenant or any subtenant which shall remain in the Demised Premises after the expiration or sooner termination of this Lease, may, at the option of Landlord, be deemed to have been abandoned by Tenant or such subtenant and either may be retained by Landlord as its property to be disposed of, without accountability, in such manner as Landlord may see fit, or removed from the Demised Premises by Landlord at Tenant's sole cost and expense.

Section 6.04. Landlord shall not be responsible for any loss or damage occurring to any property owned by Tenant or any subtenant.

Section 6.05. The provisions of this Article 6 shall survive any termination of this Lease.

ARTICLE 7

INSURANCE AND WAIVER OF CLAIMS

Section 7.01. Tenant shall maintain at its expense during the Term with respect to the Demised Premises and Tenant's use thereof and of the Property:

(a) Worker's Compensation Insurance in the amounts required by statute, and Employer Liability Insurance in at least the following amounts: (a) Bodily Injury by Accident - $1,000,000 per accident, (b) Bodily Injury by Disease - $1,000,000 per employee, and (c) Aggregate Limit - $2,000,000 per policy year.

(b) Property Damage Insurance for the protection of Tenant and Landlord, as their interests may appear, covering any alterations or improvements in excess of any work provided or paid for by Landlord under this Lease, Tenant's personal property, business records, fixtures and equipment, and other insurable risks in amounts not less than the full insurable replacement cost of such property and full insurable value of such other interests of Tenant, with coverage at least as broad as the then current editions published by Insurance Services Office, Inc. or any successor organization ("ISO"), of: (a) Building and Personal Property Coverage Form (CP0010), (b) Business Income Coverage Form (CP0030), covering at least one year of anticipated income, (c) Boiler and Machinery Coverage Form (BM0025), (d) Causes of Special Loss Form (CP1030), and (e) Sprinkler Leakage - Earthquake Extension (CP1039).

(c) Commercial General Liability Insurance ("CGL") at least as broad as the most recent ISO edition of Commercial General Liability Coverage Form (CG0001) with limits of at least the following amounts: (a) Death or Bodily Injury - $3,000,000, (b) Property Damage or Destruction (including loss of use thereof) - $1,000,000, (c) Products/Completed Operations - $3,000,000, (d) Personal or Advertising injury - $1,000,000, (e) Each Occurrence Limit - $2,000,000, and (f) General Aggregate Limit - $3,000,000 per policy year. Such policy shall include endorsements: (1) for contractual liability covering Tenant's indemnity obligations under this Lease, and (2) adding Landlord, the management company for the Property, and other parties designated by Landlord, as additional insureds, on a form at least as broad as the most recent edition of Additional Insured - Manager or Lessor of Leased Premises Endorsement Form (CG2011) published by ISO.

Section 7.02. Tenant shall provide Landlord with certificates evidencing the coverage required hereunder prior to the Commencement Date, or Tenant's entry to the Demised Premises for construction of improvements or any other purpose (whichever first occurs). Such certificates shall: (i) be on ACORD Form 27 or such other form approved or required by Landlord, (ii) state that such insurance coverage may not be changed, canceled or non-renewed without at least thirty (30) days' prior written notice to Landlord, and (iii) include, as attachments, originals of the additional insured endorsements to Tenant's CGL policy required above. Tenant shall provide renewal certificates to Landlord at least thirty (30) days prior to expiration of such policies. Except as expressly provided to the contrary herein, coverage hereunder shall apply to events occurring during the policy year regardless of when a claim is made. Landlord may periodically require that Tenant reasonably increase or expand the

aforementioned coverage. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. If Tenant obtains insurance under "blanket policies," Tenant shall obtain an endorsement providing that the insurance limits required hereunder are not subject to reduction or impairment by claims or losses at other locations. Tenant's insurance policies shall be primary to all policies of Landlord and any other Additional Insureds (whose policies shall be deemed excess and non-contributory). All insurance required hereunder shall be provided by responsible insurers licensed in the State where the Property is located, and shall have a general policy holder's rating of at least A and a financial rating of at least X in the then current edition of Best's Insurance Reports. The parties mutually hereby waive all rights and claims against each other for all losses covered by their respective insurance policies, and waive all rights of subrogation of their respective insurers. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder. Landlord disclaims any representation as to whether the foregoing coverages will be adequate to protect Tenant, and Tenant agrees to carry such additional coverage as may be necessary or appropriate.

Section 7.03. Except for claims arising from Landlord's gross negligence or intentional tortious acts which are not covered or required to be covered by Tenant's insurance hereunder, Tenant waives all claims against Landlord for injury or death to persons, damage to property or to any other interest of Tenant sustained by Tenant or any party claiming by or through Tenant resulting from: (i) any occurrence in or upon the Demised Premises, (ii) bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (iii) wind, rain, snow, ice, flooding (including flooding of basements and other subsurface areas), freezing, fire, explosion, earthquake, excessive heat or cold, dampness, fire or other casualty, and (iv) vandalism, malicious mischief, theft, misappropriation or other acts or omissions of any parties including Tenant's employees, other tenants, and their respective agents, employees, invitees and contractors (and Tenant shall give Landlord immediate notice of any such occurrences). To the extent that Tenant is required to or does carry insurance hereunder, Tenant agrees that Tenant's property loss risks shall be borne by such insurance, and Tenant agrees to seek recovery only from its insurance carriers in the event of such losses; for purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies. This provision is in addition to, and not in limitation of, other provisions of this Lease limiting Landlord's liability.

ARTICLE 8

LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS

Section 8.01. If Tenant shall at any time fail to pay any Taxes in accordance with the provisions of Article 2 hereof, or to take out, pay for, maintain or deliver any of the insurance policies or certificates therefor as provided for in Article 7 hereof, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Landlord, after ten (10) days' notice to Tenant (or without notice in case of an emergency or any lapse of insurance required to be maintained by Tenant pursuant to this Lease) and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease or from any default by

Tenant and without waiving Landlord's right to take such action as may be permissible under this Lease as a result of such default, may (but shall be under no obligation to):

(a) pay any Taxes payable by Tenant pursuant to the provisions of Article 2 hereof, or

(b) take out, pay for and maintain any of the insurance policies provided for in Article 7 hereof, or

(c) make any other payment or perform any other act on Tenant's part to be made or performed as in this Lease,

and may enter upon the Demised Premises for any such purpose, and take all such action thereon, as may be necessary therefor.

Section 8.02. All sums so paid by Landlord and all fees, costs and expenses incurred by Landlord, including reasonable attorneys' fees, in connection with the performance of any such act, together with interest thereon at the annual rate (the "Lease Interest Rate") equal to the lesser of either (i) the maximum rate permitted by law or (ii) sixteen (16%) percent per annum, from the date of such payment or incurrence by Landlord of such cost and expense, shall constitute additional rent payable Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

ARTICLE 9

REPAIRS AND MAINTENANCE OF THE DEMISED PREMISES

Section 9.01. Tenant shall take good care of the Demised Premises and of any building now or hereafter erected thereon, both inside and outside and keep the same and all parts thereof, together with any and all alterations, additions and improvements therein or thereto, in good order and condition, suffering no waste or injury, and shall, at Tenant's expense, promptly make all needed non-structural repairs and replacements, ordinary and extraordinary, in and to any building or structure or equipment now or hereafter erected upon the Demised Premises, including all fixtures, machinery and equipment now or hereafter belonging to or connected with said Demised Premises or used in their operation. All such repairs and replacements shall be of first class quality sufficient for the proper maintenance and operation of the Demised Premises. Notwithstanding anything contained in this Lease to the contrary, Landlord shall be responsible, at its own cost and expense, to maintain, repair and/or replace, the roof, roof drainage system, and any structural items, including without limitation, the roof, foundations, electric and HVAC systems (including rooftop unit(s) above office), vaults (if any), sidewalks, parking areas, water, sewer and gas connections, pipes and mains now or hereafter belonging to or connected with the Demised Premises. Landlord shall, at its sole cost and expense, seal-off access to the freight elevator.

Section 9.02. The Tenant shall not permit the accumulation of waste or refuse matter, nor permit anything to be done upon the Demised Premises which would invalidate or prevent the procurement of any insurance policies which may at any time be required pursuant to the provisions of Article 7 hereof. The Tenant shall not obstruct or permit the obstruction of the

street or sidewalk and shall keep the sidewalk and curb adjoining the Demised Premises clean and free of snow and ice, dirt, rubbish and other obstructions or encumbrances.

Section 9.03. Except as otherwise stated in this Lease, Landlord shall not be required to furnish any services or facilities to, or to make any repairs or alterations in or to, the Demised Premises. Except as otherwise stated in this Lease, Tenant hereby assumes the full and sole responsibility for the condition, operation, repairs, replacement, maintenance and management of the Demised Premises.

Section 9.04. Notwithstanding anything contained in this Lease to the contrary, Tenant, at its sole cost and expense, shall maintain in good and operable condition, any and all overhead bridge cranes and other cranes (and related equipment) located on the Demised Premises, and shall, at Tenant's sole cost and expense, promptly make all needed repairs and replacements, ordinary and extraordinary, to any and all overhead bridge cranes or other cranes (and related equipment) now or hereafter located on the Demised Premises. All such repairs and replacements shall be of first class quality sufficient for the proper maintenance and operation of said cranes and related equipment. Landlord represents that the six (6) overhead bridge cranes shall be in operable condition as of the Commencement Date and each such overhead bridge crane shall be in compliance with all Occupational Safety and Health Administration ("OSHA") regulations and guidelines. Tenant, at its sole cost and expense, as of the Commencement Date, shall be responsible for ensuring the six (6) overhead bridge cranes are OSHA compliant for the duration of the Term.

ARTICLE 10

COMPLIANCE WITH LAWS; ORDINANCES, ETC.

Section 10.01. Throughout the term of this Lease, Tenant, at its sole cost and expense, shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officers, and all orders, rules and regulations of the National Board of Fire Underwriters, or any other body or bodies exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Demised Premises and the sidewalks, alleyways, passageways, curbs and vaults adjoining the same or to the use or manner of use of the Demised Premises or the owners, tenants or occupants thereof, whether or not such law, ordinance, order, rule, regulation or requirement shall affect the interior or exterior of the Demised Premises, necessitate structural changes or improvements or interfere with the use and enjoyment of the Demised Premises, and whether or not such compliance is required by reason of any condition, event or circumstance existing prior to or after the commencement of the Term of this Lease.

Section 10.02. Tenant shall likewise observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance at any time in force with respect to the Demised Premises, whether or not such observance or compliance is required by reason of any condition, event or circumstance existing prior to or after the commencement of the term of this Lease, and Tenant shall, in the event of any violation or any attempted violation of the provisions of this Section by any subtenant, take steps, immediately upon

knowledge of such violation or attempted violation, to remedy or prevent the same as the case may be.

Section 10.03. Tenant, provided that none of the insurance policies required to be obtained by Tenant pursuant to the provisions of Article 7 hereof are adversely affected, shall have the right, after prior written notice to Landlord, to contest by appropriate legal proceedings diligently conducted in good faith, in the name of Tenant or Landlord or both, without cost or expense to Landlord, the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature referred to in Section 10.01 hereof, subject to the following:

(a) If by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Demised Premises and/or Tenant's leasehold interest therein, and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure so to comply therewith, Tenant may delay compliance therewith until the final determination of such proceeding; or

(b) If any lien, charge or civil liability would be incurred by reason of any such delay, Tenant nevertheless, upon the prior consent of Landlord (such consent not to be unreasonably withheld) may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Landlord to criminal liability or fine, and Tenant (i) furnishes to Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of such contest or delay, and (ii) prosecutes the contest with due diligence.

Landlord, without cost to it, shall, subject to the foregoing, execute and deliver any appropriate papers which may be necessary or proper to permit Tenant so to contest the validity or application of any such law, ordinance, order, rule, regulation or requirement.

ARTICLE 11

CHANGES AND ALTERATIONS BY TENANT

Section 11.01. Tenant shall have the right at any time and from time to time during the term of this Lease to make, at its sole cost and expense, changes and alterations in, to or of any building or other improvement situate upon the Demised Premises, title to all of which shall be in the Landlord, subject, however, in all cases to the following (except for Tenant's Work):

(a) Before the commencement of any structural change, or any alteration or restoration involving in the aggregate an estimated cost of more than TWENTY FIVE THOUSAND DOLLARS ($25,000.00), including those required by Articles 17 or 18:

(i) Tenant shall give at least thirty (30) days prior written notice to Landlord of any such structural change, alteration or restoration;

(ii) Tenant shall:

(1) obtain Landlord's prior written consent, which shall not be withheld if the change or alteration would not, in the reasonable opinion of Landlord, impair the value or usefulness of any building or any part thereof or enlarge or reduce the size of any building and does not include the construction of any new building or structure upon the Demised Premises;

(2) obtain Landlord's prior written approval, which approval shall not be unreasonably withheld, of a licensed architect, licensed contractor or a licensed professional engineer selected by Landlord and paid for by Tenant (the cost of which shall not exceed TEN THOUSAND AND 00/100 DOLLARS ($10,000.00)) who shall supervise any such change, alteration or restoration;

(3) obtain Landlord's prior written approval, which approval shall not be unreasonable withheld, of detailed plans and specifications and an estimate which shall show in reasonable detail, allocated among the various trades, the approximate cost of such alteration, all as prepared and approved in writing by said approved architect or engineer. No such structural change, alteration or restoration shall be made except such as are in all material respects in accordance with said detailed plans, specifications and cost estimates.

(b) No change, alteration or restoration shall be undertaken until all of the following have been complied with and copies of the instruments referred to below delivered to Landlord:

(i) Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of any federal, state or municipal government or departments, or subdivisions of any of them, having jurisdiction. Landlord shall join in the application for such permits or authorizations whenever such action is necessary, and

(ii) Tenant shall have procured from the architect or engineer and from Tenant's contractors an express agreement, in writing, granting unto Landlord the sole option to elect to take over for its own account and benefit Tenant's contracts with said parties in the event of the termination of this Lease and also that all guaranties and warranties shall also run in favor of Landlord in such event.

(c) Any change or alteration shall, when completed, be of such a character as not to reduce the value and utility of any building or the Demised Premises below its value and utility immediately before such change or alteration.

(d) Any change, alteration or restoration shall be made promptly (unavoidable delays excepted) and in a good and workmanlike manner and in compliance with all applicable permits and authorizations and building and zoning laws and with all other laws and ordinances.

(e) The cost of any change, alteration or restoration shall be paid by Tenant when due in cash or its equivalent, so that the Demised Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the Demised

Premises and free from any encumbrances, chattel mortgages, or conditional bills of sale, or security interests.

(f) Whenever appropriate, the fire insurance required to be maintained during the term of this Lease in Section 7.01, shall be adapted to provide, during any period of building construction, for Builder's Risk Insurance written on the Completed Value form. Worker's compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Demised Premises, and general liability insurance, including as the insured Tenant and Landlord with limits of not less than those fixed in subdivision (a) of Section 7.02, shall be maintained by Tenant at Tenant's sole cost and expense at all times when any work is in process in connection with any change, alteration or restoration; provided, however, that the above minimum limits shall not be less than those then being required pursuant to Article 7. All such insurance shall be in a company or companies of recognized responsibility, which are licensed to do business in the Commonwealth of Pennsylvania and which have been approved in writing by Landlord as to the qualifications of the insurers and the amounts of insurance to be written by each, which approval Landlord agrees shall not be unreasonably withheld, and all policies, or in the case of bodily injury and property damage liability insurance, certificates thereof, issued by the respective insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment, shall be delivered to Landlord.

(g) No change or alteration shall, when completed, tie in or connect the Demised Premises with any other building on adjoining property without the prior consent of Landlord, which consent shall not be unreasonably withheld or delayed.

Section 11.02. Any improvements performed by Tenant shall be constructed and completed in compliance with all requirements of the law and with all ordinances, regulations or orders of any State or other public authority relating thereto, including, without limitation, the Building Code and with the orders, rules and regulations of any other body or bodies having similar functions. On completion of any improvement requiring the same, Tenant will procure a final Certificate of Occupancy and deliver to Landlord the original or a copy thereof.

Section 11.03. Notwithstanding anything contained in this Lease to the contrary, any and all alterations, additions, improvements, trade fixtures, machinery and/or equipment placed upon the Demised Premises, shall remain the property of the Tenant and shall be removable at the expiration or earlier termination of this Lease or any renewal or extension thereof; provided that Tenant shall not at such time be in default under any covenants or agreement contained in this Lease; and provided further, that in the event of such removal Tenant shall promptly restore the Demised Premises to its original order and condition (reasonable wear and tear excepted) at its sole cost and expense. Should Tenant fail to so remove its trade fixtures, and/or to so restore the Demised Premises, Landlord may do so, collecting the cost and expense thereof from Tenant as Additional Rent upon demand. Any such trade fixtures not removed by Tenant at or prior to such expiration or termination shall be and become the property of Landlord, even though Landlord may cause them to be removed as set forth above, at Tenant's sole cost and expense.

ARTICLE 12

DISCHARGE OF LIENS

Section 12.01. Tenant shall not create or permit to be created or to remain, and shall discharge, any mechanic's, laborer's or materialman's lien or any conditional sale, title retention agreement or chattel mortgage, which is already existing or which might be or become a lien, encumbrance or charge upon the Demised Premises or any part thereof having any priority or preference over or ranking on a parity with the estate, rights and interest of Landlord in the Demised Premises or any part thereof.

Section 12.02. If any mechanic's, laborer's or materialman's lien shall at any time be filed against the Demised Premises or any part thereof, Tenant, within ten (10) days after notice of the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, after ten (10) days' notice to Tenant, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the Lease Interest Rate from the respective dates of Landlord's making of the payment or incurring of the cost and expense shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

Section 12.03. Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Demised Premises or any part thereof.

ARTICLE 13

NO WASTE

Section 13.01. Tenant shall not do or suffer any waste or damage, disfigurement or injury to the Demised Premises or any part thereof.

ARTICLE 14

USE OF PROPERTY

Section 14.01. Tenant will not use or occupy the Demised Premises for any purpose other than in connection with the sale, fabrication and processing of steel plates, counterweights and weldments or such other business as may be consented to in writing by

Landlord. Tenant shall not use or occupy, nor permit or suffer, the Demised Premises, or any part thereof, to be used or occupied for any unlawful or illegal business, use, or purpose, nor any use not permitted under this Article, nor so as to constitute a nuisance of any kind, nor for any purpose or in any way in violation of any present or future governmental laws, orders, regulations, rules, ordinances, or requirements.

Section 14.02. Tenant agrees that the value of the Demised Premises and the reputation of Landlord will be seriously injured if the Demised Premises are used for any obscene or pornographic purposes. Tenant agrees that Tenant will not bring or permit any obscene or pornographic material on the Demised Premises, and that it will not permit any of these uses by any sublessee or assignee of the premises. Pornographic material is defined for purposes of this Article as any written or pictorial matter with prurient appeal or any objects or instruments that are primarily concerned with lewd or prurient sexual activity. Furthermore, without limiting the foregoing, Tenant shall neither use nor permit the Demised Premises or any part thereof to be used, for massage parlors, adult book stores, adult theatres, peep shows, establishments offering topless and/or bottomless entertainment and/or related activities or offices for same; betting parlors, gambling casinos or gambling type establishments; penny arcades, billiard parlors, video arcades and similar amusement-type establishments.

Section 14.03. Tenant shall not suffer or permit the Demised Premises, or any portion thereof, to be used by the public, as such, without restriction or in such manner as would give a right of prescription by the public, as such, or of implied dedication of the Demised Premises or any portion thereof.

Section 14.04. Tenant agrees that if at any time Tenant violates any of the provisions of this Article, such violation shall be deemed a breach of a substantial obligation by Tenant of the terms of this Lease.

ARTICLE 15

ENTRY ON DEMISED PREMISES BY LANDLORD

Section 15.01. Tenant shall permit Landlord and its authorized representatives to enter the Demised Premises at all reasonable times for the purpose of (a) inspecting the same, and (b) making any necessary repairs thereto and performing any work therein that may be necessary by reason of Tenant's failure to make any such repairs or perform any such work or to commence the same for ten (10) days after written notice from Landlord (or without notice in case of emergency). Nothing herein shall imply any duty upon the part of Landlord to do any such work, and performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same.

Section 15.02. During the progress of any work in the Demised Premises performed by Landlord pursuant to the provisions of Section 15.01 hereof, Landlord may keep and store all necessary materials, tools, supplies and equipment in such locations as determined by Tenant; provided such location meets Landlord's reasonable storage requirements and Landlord has access to such storage space at any and all times. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Tenant or any

subtenant by reason of making such repairs or the performance of any such work, or on account of bringing materials, tools, supplies and equipment into the Demised Premises during the course thereof and the obligations of Tenant under this Lease shall not be affected thereby.

Section 15.03. Landlord shall, upon providing Tenant with reasonable prior written notice, have the right to enter the Demised Premises at all reasonable times during usual business hours for the purpose of showing the same to prospective purchasers of the Demised Premises, and, at any time within six (6) months prior to the Expiration Date or sooner termination of this Lease for the purpose of showing the same to prospective tenants. Landlord and its employees, agents and guests shall adhere to Tenant's reasonable safety regulations while visiting the Demised Premises for the purpose set forth in this section.

Section 15.04. No abatement, diminution or reduction of Base Rent, additional rents, charges or other compensation shall be claimed by or allowed to Tenant, or any persons claiming under it, under any circumstances, whether for inconvenience, discomfort, interruption of business, or otherwise, arising from the making of alterations, repairs, additions, or improvements to any buildings now upon or which may hereafter be erected on the Demised Premises, by virtue or because of any present or future governmental laws, orders, regulations, rules, ordinances or requirements, or for any other cause or reason.

ARTICLE 16

INDEMNIFICATION OF LANDLORD

Section 16.01. Tenant shall indemnify and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects' and attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord by reason of any of the following occurrences during the term of this Lease:

(a) any work or thing done in, on or about the Demised Premises or any part thereof by Tenant or any party other than Landlord;

(b) any use, non use, possession, occupation, condition, operation, maintenance or management of the Demised Premises or any part thereof or any alley, sidewalk, curb, vault, passageway or space adjacent thereto;

(c) any negligence on the part of Tenant or any of its agents, contractors, servants, employees, subtenants, licensees or invitees;

(d) any accident, injury or damage to any person or property occurring in, on or about the Demised Premises or any part thereof, or any alley, sidewalk, curb, vault, passageway or space adjacent thereto;

(e) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with; or

(f) any claims against Landlord by space tenants or occupants.

In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, shall at Tenant's expense resist or defend such action or proceeding by counsel approved by Landlord in writing, which approval Landlord agrees not to unreasonably withhold. If not objected to by any insurance carrier, Landlord shall have the right to participate in any such proceeding, and Tenant agrees to make available to Landlord all information requested by Landlord in regard to such proceeding.

ARTICLE 17

DAMAGE OR DESTRUCTION

Section 17.01. Tenant shall promptly notify Landlord of any damage to the Demised Premises by fire or other casualty. If the Demised Premises or any common areas of the Property providing access thereto shall be damaged by fire or other casualty, Landlord shall use available insurance proceeds to restore the same in a diligent and workmanlike manner. Such restoration shall be to substantially the same condition prior to the casualty, except for modifications required by applicable laws and ordinances or by any lender, any other modifications to the common areas deemed desirable by Landlord in Landlord's reasonable opinion (provided access to the Demised Premises is not unreasonably impaired), and except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures or equipment, or any alterations or improvements in excess of any work provided or paid for by Landlord under this Lease. So long as Landlord uses reasonable efforts to minimize damage, interference, inconvenience or annoyance to Tenant, and pursues such restoration work in a commercially reasonable manner, Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof. Promptly following Landlord's written notice of completion of Landlord's restoration work, Tenant shall repair and replace Tenant's furniture, furnishings, fixtures, equipment, and any alterations or improvements made by Tenant in excess of those provided or paid for by Landlord, subject to and in compliance with the other provisions of this Lease.

Section 17.02. Base Rent shall abate from the date of the casualty through the date that Landlord substantially completes Landlord's repair obligations hereunder (or the date that Landlord would have substantially completed such repairs, but for delays by Tenant or any other occupant of the Demised Premises, or any of their agents, employees, invitees, transferees and contractors), provided such abatement: (i) shall apply only to the extent the Demised Premises are untenantable for the purposes permitted under this Lease and not used by Tenant as a result thereof, based proportionately on the square footage of the Demised Premises so affected and not used so long as the remaining square footage can be reasonably occupied by Tenant, and (ii) shall not apply if Tenant or any other occupant of the Demised Premises, or any of their agents, employees, invitees, transferees or contractors caused the damage.

Section 17.03. Notwithstanding the foregoing to the contrary, in lieu of performing the restoration work, Landlord may elect to terminate this Lease by notifying Tenant of such

termination within seventy-five (75) days after the date of damage (such termination notice to include a termination date providing at least thirty (30) days for Tenant to vacate the Demised Premises), if the Demised Premises shall be materially damaged by Tenant or its employees or agents, or if the Demised Premises shall be damaged by fire or other casualty or cause such that: (a) repairs to the Demised Premises and access thereto cannot reasonably be completed within one hundred twenty (120) days after the casualty without the payment of overtime or other premiums, (b) more than twenty-five percent (25%) of the Demised Premises is affected by the damage and fewer than twenty-four (24) months remain in the Term, or any material damage occurs to the Demised Premises during the last twelve (12) months of the Term, (c) any lender shall require that the insurance proceeds or any portion thereof be used to retire any mortgage debt, or the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies, or (d) the cost of the repairs, alterations, restoration or improvement work would exceed twenty-five percent (25%) of the replacement value of the Property (whether or not the Demised Premises are affected by the damage). Tenant agrees that the abatement of Base Rent provided herein shall be Tenant's sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to perform repairs or terminate the Lease by reason of damage to the Demised Premises or Property. Notwithstanding the foregoing, if more than fifty (50%) of the Demised Premises is damaged by fire or other casualty, such that repairs to the Demised Premises and access thereto cannot reasonably be completed within one hundred twenty (120) days after the casualty without payment of overtime or other premiums, Tenant shall have the right to terminate this Lease upon written notice to Landlord provided not later than thirty (30) days after the date of such casualty.

ARTICLE 18

CONDEMNATION

Section 18.01. If at least twenty-five percent (25%) of the rentable area of the Demised Premises shall be taken by power of eminent domain or condemned by a competent authority or by conveyance in lieu thereof for public or quasi-public use (each, a "Condemnation"), including any temporary taking for a period of one year or longer, this Lease shall terminate on the date possession for such use is so taken. If: (i) less than twenty-five percent (25%) of the Demised Premises is taken, but the taking includes or affects a material portion of the Property, or the economical operation thereof, or (ii) the taking is temporary and will be in effect for less than one year but more than thirty (30) days, then in either such event, Landlord may elect to terminate this Lease upon at least thirty (30) days' prior notice to Tenant. The parties further agree that: (a) if this Lease is terminated, all Base Rent shall be apportioned as of the date of such termination or the date of such taking, whichever shall first occur, (b) if the taking is temporary, Base Rent shall not be abated for the period of the taking, but Tenant may seek a condemnation award therefor (and the Term shall not be extended thereby), and (c) if this Lease is not terminated but any part of the Demised Premises is permanently taken, the Base Rent shall be proportionately abated based on the square footage of the Demised Premises so taken. Landlord shall be entitled to receive the entire award or payment in connection with such Condemnation and Tenant hereby assigns to Landlord any interest therein for the value of Tenant's unexpired leasehold estate or any other claim and waives any right to participate therein, except that Tenant shall have the right to file any separate claim available to Tenant for

a temporary taking of the leasehold as described above, and for moving expenses and any taking of Tenant's personal property, provided such award is separately payable to Tenant and does not diminish the award available to Landlord or any lender. Notwithstanding the foregoing, if a Condemnation of at least seventy-five (75%) of the rentable areas of the Demised Premises shall occur, then Tenant shall have the right to terminate this Lease upon written notice to Landlord provided not later than thirty (30) days after the date of Tenant's notice of such proposed Condemnation.

ARTICLE 19

VAULT SPACE

Section 19.01. Vaults and areas, if any, now or hereafter built extending beyond the building line of the Demised Premises are not included within the Demised Premises, but Tenant may occupy and use the same during the term of this Lease, subject to such laws, permits, orders, rules and regulations as may be imposed by appropriate governmental authorities with respect thereto and upon payment of all charges relating thereto as set forth in Section 5.01 hereof.

Section 19.02. No revocation on the part of any governmental department or authority of any license of permit to maintain and use any such vault and areas shall in any way affect this Lease or the amount of the rent or any other charge payable by Tenant hereunder. If any such license or permit shall be revoked, Tenant shall, at its sole cost and expense, do and perform all such work as may be necessary to comply with any order revoking the same.

ARTICLE 20

ASSIGNMENTS, MORTGAGES AND SUBLEASES OF TENANT'S INTEREST

Section 20.01. A. Except as otherwise provided herein, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not mortgage, hypothecate or otherwise encumber this Lease, nor underlet, or suffer or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance.

B. No holder of a mortgage on this Lease shall have the rights or benefits mentioned in Section 20.07 hereof, nor shall the provisions of said Section be binding upon Landlord, unless and until an executed counterpart of such mortgage and each assignment thereof or a copy certified by the holder of the mortgage or by the recording officer to be true, shall have been delivered to Landlord, notwithstanding any other form of notice, actual or constructive. Any mortgage on this Lease, or of the interest of Tenant hereunder, without full compliance with all of the requirements of Section 20.07 shall be void and entitled to no recognition by Landlord in any event or manner whatsoever.

Section 20.02. Tenant and Tenant's successors and assigns may assign this Lease with the prior written consent, in each instance, of (a) the Landlord, and (b) any Fee Mortgagee or the Leasehold Mortgagee, if such mortgagee's consent is required by the terms of its mortgage.

No such assignment shall be effective unless and until the Landlord shall have received an executed counterpart of such assignment, in recordable form, under which the assignee shall have assumed this Lease and agreed to perform and observe the covenants and conditions in this Lease contained on Tenant's part to be performed and observed. An assignment of Lease as above provided shall not discharge or release from liability hereunder the Tenant herein named or any other person, firm or corporation which shall have previously assumed Tenant's obligations hereunder, such liability to remain and continue for the balance of the term with the same force and effect as though no assignment had been effected. The sale, transfer or conveyance of stock in a corporate Tenant or partnership interest in a partnership Tenant shall be deemed an assignment for purposes of this Section. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have the right to assign this Lease to any entity which acquires or purchases substantially all of the assets, units or membership interest of Tenant or the division or business unit of Tenant of which this Lease is a part provided such transferee utilizes the Demised Premises for the permitted use provided in this Lease.

Section 20.03. Subject to Landlord's prior written consent, Tenant, and Tenant's successors and assigns, shall have the right to sublet the Demised Premises, in whole or in part but only for a term or terms which shall expire prior to the expiration of the term hereby granted, and provided that each such sublease shall be subject and subordinate to this Lease and any modifications thereof and to the rights of Landlord hereunder.

Section 20.04. Tenant shall deliver to Landlord, on request, in duplicate, within ninety (90) days after the end of each fiscal year of Tenant a statement of income and expenses for such fiscal year, and a rent schedule showing all subleases and the duration of the respective terms thereof, with respect to the operation of the Demised Premises, which statement shall be certified by Tenant or an executive officer of Tenant.

Section 20.05. A. Tenant hereby assigns to Landlord all of its right, title and interest in and to any existing and future subleases and all rents due and to become due thereunder. At any time from and after the date of occurrence of an event of default under this Lease, Landlord shall have the right, but not the obligation, to collect from the subtenant(s) under any existing or future subleases, the rentals and all other charges payable to the sublessor thereunder. Landlord shall apply any net amount, if any, collected by it from sublessees to the Base Rent or additional rent due under this Lease. No collection of rent by Landlord from an assignee of this Lease or from a sublessee shall constitute a waiver of any of the provisions of this Article or an acceptance of the assignee or sublessee as a tenant or a release of Tenant from performance by Tenant of its obligations under this Lease. In the event of the failure of any sublessee to pay subrent to Landlord pursuant to the foregoing assignment after the happening of an event of default, any such rent thereafter collected by Tenant shall be deemed to constitute a trust fund for the benefit of Landlord. In the event, however, that Tenant shall have remedied such event of default as permitted by this Lease, such assignment shall be and deemed to be terminated and Tenant shall be deemed to be reinstated with all of the rights with respect to said subleases and rent.

B. Tenant shall not directly or indirectly collect or accept any payment of rent (other than additional rent) under any sublease more than one (1) month in advance of the date

when the same shall become due, and such rent, in the case of any future sublease, shall be payable every month.

Section 20.06. Tenant shall not (i) modify any major sublease so as to reduce the rent, shorten the term or adversely affect such sublease in any other respect, or (ii) adversely affect in any other respect to any material extent the rights of the lessor under any major sublease or permit cancellation or accept the surrender of any major sublease without the prior written consent of Landlord in each instance, which consent shall not be required to the institution or prosecution of any action or proceedings against such sublessee by reason of a default on the part of such sublessee under the terms of such sublease. Such consent of Landlord shall not be required to (a) move any such subtenant to another part of the Demised Premises, provided that thereafter such subtenant shall be obliged to pay a rent which shall be no less than the then fair market rental of its new space and in no event less than the square foot rental rate payable by it for the vacated space; or (b) to cancel any such sublease provided that it be replaced by another major sublease and provided, further, that such new major sublease shall require a rental which shall be no less than the then fair market rental for the sublet space and in no event less than the square foot rental rate payable under the cancelled Lease. Each such major sublease shall contain a specific provision to the effect that it is subject and subordinate to this Lease, may not be modified or amended so as to reduce the rent, shorten the term, or adversely affect in any other respect to any material extent the rights of the lessor thereunder, or be cancelled or surrendered without the prior written consent of Landlord in each instance. For the purpose of this Section 20.06 a "major sublease" shall be deemed to be a sublease covering at least twenty-five (25%) percent of the rentable area of the Demised Premises.

Section 20.07. Tenant is hereby given the right by Landlord, upon prior written notice to Landlord, to mortgage its interests in this Lease or part or parts thereof, under a Leasehold Mortgage (as defined in Article 36 hereof) and to assign its interest under this Lease, or any part or parts hereof, and any subleases, as collateral security for the Leasehold Mortgage upon the condition that all rights acquired under such mortgage shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease and any amendment or modification thereof and to all rights and interests of Landlord herein, none of which covenants, conditions or restrictions is or shall be waived by Landlord by reason of the right given so to mortgage such interest in this Lease except as expressly provided herein, and upon the further condition that the Leasehold Mortgagee shall have no right to terminate or otherwise modify or amend any subleases so assigned to it except with Landlord's prior written consent as provided in this Lease. If Tenant and/or Tenant's successors and assignees shall mortgage this leasehold, or any part or parts thereof, as hereinbefore provided, and if the Leasehold Mortgagee shall, prior to the occurrence of any event of default under this Lease, deliver to Landlord an executed counterpart or true copy of the Leasehold Mortgage (as provided in Paragraph B of Section 20.01) together with written notice specifying the name and address of Leasehold Mortgagee and the pertinent recording data with respect to the Leasehold Mortgage, Landlord agrees that, so long as the Leasehold Mortgage shall remain unsatisfied of record or until written notice of satisfaction is given by the Leasehold Mortgagee to Landlord, the following provisions shall apply:

(a) Landlord will give the Leasehold Mortgagee a copy of any notice or other communication from Landlord to Tenant hereunder at the time of giving such notice or

communication to Tenant and notice of any rejection of this Lease by any trustee in bankruptcy of Tenant. Landlord will not exercise any right, power or remedy with respect to any default hereunder, and no notice to Tenant of any such default and no termination of this Lease in connection therewith shall be effective, until Landlord shall have so given to the Leasehold Mortgagee written notice or a copy of its notice to Tenant of such default or any such termination, as the case may be.

(b) Except in the case of an emergency, Landlord will not exercise any right, power or remedy with respect to any default hereunder until the expiration of any grace period provided in this Lease with respect thereto if:

(i) the Leasehold Mortgagee, within ten (10) days after the expiration of any such grace period, shall give to Landlord written notice that either (i) such default is not susceptible of being corrected and is therefore subject to the terms of Paragraph D of this Section or (ii) it intends to undertake the correction of such default or to cause the same to be corrected; and

(ii) the Leasehold Mortgagee shall thereafter, in the case of any default referred to in clause (ii) of subparagraph (1) above, prosecute diligently the correction of such default, whether by performance on behalf of Tenant of its obligations hereunder, entry on the leased premises, foreclosure, sale or otherwise.

(c) The Leasehold Mortgagee may make any payment or perform any act required hereunder to be made or performed by Tenant with the same effect as if made or performed by Tenant provided that no entry by the Leasehold Mortgagee upon the Demised Premises for such purpose shall constitute or be deemed to be an eviction of Tenant and shall not waive or release Tenant from any obligation or default hereunder (except any obligation or default which shall have been fully performed or corrected by such payment or performance by the Leasehold Mortgagee).

(d) In the event of the termination of this Lease or of any succeeding Lease made pursuant to the provisions of this Paragraph D prior to its stated expiration date, the Landlord will enter into a new Lease of the Demised Premises with the Leasehold Mortgagee, or, at the request of the Leasehold Mortgagee, to a corporation formed by or on behalf of the Leasehold Mortgagee, or by or on behalf of the holders of bonds or notes secured by the Leasehold Mortgage, for the remainder of the term, effective as at the date of such termination, at the Base Rent and additional rent and upon the covenants, agreements, terms, provisions and limitations herein contained, provided:

(i) the Leasehold Mortgagee makes written request upon the Landlord for such new Lease within thirty (30) days from the date of such termination, and such written request by Leasehold Mortgagee is accompanied by payment to the Landlord of all amounts then due to the Landlord;

(ii) the Leasehold Mortgagee pays or causes to be paid to the Landlord, at the time of execution and delivery of said new Lease, any and all sums which would at the time of the execution and delivery thereof be due under this Lease, but for such

termination and pays or causes to be paid any and all expenses, including reasonable attorneys' fees, court costs and disbursements incurred by Landlord in connection with any such default and termination as well as in connection with the execution and delivery of such new Lease, less the net income collected by the Landlord subsequent to the date of termination of this Lease and prior to the execution and delivery of the new Lease, any excess of such net income over the aforesaid sums and expenses to be applied in payment of the Base Rent and additional rent thereafter becoming due under said new Lease; and

(iii) nothing contained herein shall be deemed to impose any obligation on the part of Landlord to deliver physical possession of the Demised Premises to the Leasehold Mortgagee unless Landlord at the time of the execution and delivery of such new Lease shall have obtained physical possession thereof.

(e) Upon the execution and delivery of a new Lease in accordance with the provisions of Paragraph D of this Section and otherwise subject to the provisions of Section 18.03 hereof, all subleases which theretofore may have been assigned and transferred to the Landlord shall thereupon be assigned and transferred, without recourse by the Landlord, to the Leasehold Mortgagee as the new Tenant.

(f) The parties hereto shall give the Leasehold Mortgagee notice of any condemnation proceedings affecting the Demised Premises, and the Leasehold Mortgagee shall have the right to intervene and be made a party to any such condemnation proceedings. Tenant's interest in any award or damages for such taking is hereby set over, transferred and assigned to the Leasehold Mortgagee to the extent that such transfer and assignment is provided for by the terms of the Leasehold Mortgage.

(g) The parties hereby agree that the Leasehold Mortgagee shall be given notice of any arbitration or judicial proceedings by or between them and shall have the right to intervene therein and be made a party to such proceedings and shall receive notice of and a copy of any award or decision made in such proceedings.

(h) Landlord agrees that the name of the Leasehold Mortgagee may be added to the "loss payable endorsement" of any and all insurance policies required to be carried by Tenant hereunder on condition that the insurance proceeds are to be applied (either by Tenant or by the Leasehold Mortgagee) in the manner specified in this Lease.

(i) There shall be no merger of this Lease nor of the leasehold estate created by this Lease with Landlord's leasehold or fee interest in the Demised Premises or any part thereof by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly:

(i) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in any such leasehold estate, and

(ii) the Landlord's leasehold or fee interest in the Demised Premises or any part thereof or any interest in such leasehold estate, and no such merger shall occur unless and until all corporations, firms and other entities, including the Leasehold Mortgagee, having any interest in (i) this Lease or the leasehold estate created by this Lease and

(ii) Landlord's leasehold or fee interest in the Demised Premises or any part thereof or any interest in such leasehold estate shall join in a written instrument effecting such merger and shall duly record the same.

ARTICLE 21

CONDITIONAL LIMITATIONS; DEFAULT PROVISIONS

Section 21.01. If any one or more of the following events (here sometimes called "events of default") shall happen:

(a) if default shall be made in the due and punctual payment of any Base Rent, or additional rent payable under this Lease or any part thereof, for five (5) business days after written notice and demand by Landlord; or

(b) if Tenant shall use, or permit or suffer the Demised Premises to be used, for any purpose other than those uses permitted by Article 14 of this Lease; or

(c) if default shall be made by Tenant in the performance or compliance with any of the agreements, terms, covenants or conditions in this Lease provided other than those referred to in the foregoing paragraphs (a) or (b) of this Section for a period of twenty (20) days after notice from Landlord to Tenant specifying the items in default, or in the case of a default or a contingency which cannot with due diligence be cured within said twenty (20) day period, Tenant fails to proceed within said twenty (20) day period to cure the same and thereafter to prosecute the curing of such default with due diligence (it being intended in connection with a default not susceptible of being cured with due diligence within said twenty (20) day period that the time of Tenant within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence); or

(d) if Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, limitation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future federal, state or other bankruptcy or insolvency statute or law, or shall seek or consent to or acquiesce in the appointment of any bankruptcy or insolvency trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Demised Premises, and if such condition shall continue for a period of twenty days after notice from Landlord specifying the matter involved; or

(e) if any proceeding shall be commenced against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future federal, state or other bankruptcy or insolvency statute or law (and in the case of an involuntary proceeding, such proceeding shall not have been dismissed within sixty (60) days after commencement thereof); or if a trustee, receiver or liquidator of Tenant or of all or substantially all of its properties or of the Demised Premises shall be appointed (and, in the case of an involuntary appointment, such appointment shall not have been vacated or stayed on appeal or otherwise

within sixty (60) days after the date thereof, or if, within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated);

then, and in any of such events, Landlord at any time thereafter may give written notice to Tenant specifying such event of default or events of default and stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least ten (10) days after the giving of such notice, and upon the date specified in such notice this Lease and the term hereby demised and all rights of Tenant under this Lease shall expire and terminate, and Tenant shall remain liable as hereinafter provided.

Section 21.02. Tenant, for the purposes herein, shall mean the Tenant herein named.

Section 21.03. Upon any such expiration or termination of this Lease, Tenant shall quit and peacefully surrender the Demised Premises to Landlord, and Landlord, upon or at any time after any such expiration or termination, may without further notice, enter upon and re enter the Demised Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the right to receive all rental income of and from the same.

Section 21.04. At any time or from time to time after any such expiration or termination, Landlord may relet the Demised Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent and alterations of the Demised Premises) as Landlord, in its uncontrolled discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any rent due upon any such reletting nor affect Tenant's liability for payment of the liquidated damages provided for in Section 21.05 hereof.

Section 21.05. A. No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such expiration or termination. In the event of any such expiration or termination, whether or not the Demised Premises or any part thereof shall have been relet, Tenant shall pay to Landlord the Base Rent and all other charges required to be paid by Tenant up to the time of such expiration or termination of this Lease, and thereafter Tenant, until the end of what would have been the term of this Lease in the absence of such expiration or termination, shall be liable to Landlord for, and shall pay to Landlord, as and for liquidated and agreed current damages for Tenant's default, the equivalent of the amount of Base Rent and the other rent and charges which would be payable under this Lease by Tenant if this Lease were still in effect, less the net proceeds of any reletting effected pursuant to the provisions of Section 21.04 hereof, after deducting all of Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation for such reletting.

B. Tenant shall pay such current damages (herein called "deficiency") to Landlord monthly on the days on which the Base Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise.

C. At any time after any such expiration or termination, in lieu of collecting any further monthly deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the then fair value of the excess of the Base Rent and all additional rent reserved hereunder for the unexpired portion of the term demised over the then fair and reasonable rental value of the Demised Premises for the same period, minus any such monthly deficiencies previously recovered from Tenant.

D. If the Demised Premises or any part thereof be re-let by Landlord for the unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall prima facie be the fair and reasonable rental value for the part or the whole of the premises so re let during the term of the re letting. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Section 21.06. Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to reenter provided for in any statute. Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also waives any and all right of redemption or re entry or repossession in case Tenant shall be disposed by a judgment or by warrant of any court of judge or in case of re entry or repossession by Landlord or in case of any expiration or termination of this Lease. The terms "enter", "re enter", "entry" or "re entry" as used in this Lease are not restricted to their technical legal meanings.

Section 21.07. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

Section 21.08. In the event of any breach or threatened breach by Tenant of any of the agreement, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by stature or otherwise as though re entry, summary proceedings, and other remedies were not provided for in this Lease.

Section 21.09. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord or Tenant of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the party in question of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

ARTICLE 22

INVALIDITY OF PARTICULAR PROVISIONS

Section 22.01. If any provision of this Lease or the application thereof to any person or situation shall, to any extent, be held invalid or unenforceable, the remainder of this Lease, and the application of such provision to persons or situations other than those as to which it shall have been held invalid or unenforceable, shall not be affected thereby, and shall continue valid and be enforced to the fullest extent permitted by law.

ARTICLE 23

NOTICES

Section 23.01. Any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available), return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other party at the address hereinabove set forth and shall be deemed to have been given, rendered or made (a) on the date delivered, if delivered by either express mail or overnight courier, or (b) on the date which is two days after being mailed by registered or certified mail, return receipt requested. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands or other communications intended for it.

A copy of each notice to Landlord shall be given to:

Castleway Properties, LLC
1107 Paper Mill Road
Erdenheim, Pennsylvania 19038
Attn.: Mr. Paul Maguire

and

Castleway Properties, LLC
10 Industrial Highway
MS #1

Lester, Pennsylvania 19113
Attn.: Mr. Anthony Diver
Mr. Dan Pellegrin

with a required copy to:

Cozen O'Connor
1900 Market Street
Philadelphia, PA 19103
Attn.: James I. Kennedy, Esquire

A copy of each notice to Tenant shall be given to:

SIG Acquisition Corp.
One Landmark Square, 22nd Floor
Stamford, Connecticut 06901
Attention: Albert Weggeman, President

with a required copy to:

Kane Kessler, P.C.
1350 Avenue of the Americas
New York, New York 10019
Attention: Robert L. Lawrence, Esquire

or to such other person or individual and at such other address as shall be designated by Landlord.

A copy of each notice to Tenant shall be given in the manner aforesaid, or by personal delivery, to Tenant at the Demised Premises.

ARTICLE 24

QUIET ENJOYMENT; CONVEYANCE BY LANDLORD

Section 24.01. Tenant, upon paying the Base Rent and all Additional Rent herein provided for and keeping, observing or performing all the terms, covenants, agreements, provisions, conditions and limitations of this Lease on Tenant's part to be kept, observed or performed, shall quietly have and enjoy the Demised Premises during the term of this Lease without hindrance or molestation by anyone lawfully claiming by, or through Landlord, subject, however, to the exceptions, reservations, provisions and conditions of this Lease.

Section 24.02. In the event Landlord herein or any successor owner of the Demised Premises shall convey or otherwise dispose of the Demised Premises, then, thereupon and upon the transfer of any moneys or any other securities, if any, belonging to Tenant and held by Landlord or any successor owner pursuant to the provisions of this Lease, to any such transferee of the Demised Premises, all liabilities and obligations on the part of Landlord or successor owner as Landlord under this Lease, accruing after such conveyance or disposal,

shall cease and terminate and each successor transferee of the Demised Premises shall, without further agreement, be bound by Landlord's covenants and obligations but only during the period of such ownership respectively.

ARTICLE 25

EXCAVATION AND SHORING

Section 25.01. If, at Landlord's sole cost and expense, any excavation, subsurface construction, remodeling or other building operation (hereinafter collectively referred to as an "excavation") shall be made or contemplated to be made for building or other purposes upon property, avenues, streets, alleys, vaults or passageways adjacent to, or nearby the Demised Premises, Tenant, in compliance with all applicable provisions of all laws and ordinance shall afford to the person or persons causing or authorized to cause such excavation the right to enter upon the Demised Premises for the purpose of doing such work as such person or persons shall consider to be necessary to the safety and preservation of any of the foundations, walls or structures of the building from injury or damage and to support the same by proper foundations.

Tenant shall not, by reason of any such excavation or work, have any claim against Landlord for damages or indemnity or for suspension, diminution, abatement or reduction of rent under this Lease.

Section 25.02. Landlord hereby assigns to Tenant, without recourse, such rights, if any, as Landlord may have against any parties causing damage to the improvements on the Demised Premises to sue for and recover amounts expended by Tenant as a result of such damage.

ARTICLE 26

NO RENT ABATEMENT

Section 26.01. No abatement, diminution or reduction of rent or charges shall be claimed by or allowed to Tenant, or any person claiming under it, under any circumstances, whether for inconvenience, discomfort, interruption of business, or otherwise, arising from the making of alterations, changes, additions, improvements or repairs to any building or buildings now on or which may hereafter be erected on the Demised Premises, by virtue or because of any present or future governmental laws, ordinances, requirements, orders, directions rules or regulations or for any other cause or reason.

ARTICLE 27

ARBITRATION AND APPRAISAL

Section 27.01. In any case in which it is provided by the terms of this Lease that any matter shall be determined by arbitration or appraisal, such arbitration or appraisal shall be conducted in the manner specified in this Article.

Section 27.02. The party desiring such arbitration or appraisal shall give written notice to that effect to the other party and shall in such notice appoint a disinterested person of recognized competence in the field involved as arbitrator or appraiser on its behalf. Within fifteen (15) days thereafter, the other party shall by written notice to the original party appoint a second disinterested person of recognized competence in such field as arbitrator or appraiser on its behalf. The arbitrators thus appointed shall appoint a third disinterested person of recognized competence in such field, and such three arbitrators shall as promptly as possible determine such matter, provided however, that

(a) If the second arbitrator or appraiser shall not have been appointed as aforesaid, the first arbitrator or appraiser shall proceed to determine such matter; and

(b) If the two arbitrators or appraisers appointed by the parties shall be unable to agree, within fifteen (15) days after the appointment of the second arbitrator or appraiser, as to the indentity of the third arbitrator or appraiser, they shall give written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of such third arbitrator or appraiser within fifteen (15) days after the arbitrators or appraisers appointed by the parties give notice as aforesaid, then within ten (10) days thereafter either of the parties upon written notice to the other party hereto may request such appointment by the American Arbitration Association (or any organization successor thereto). Landlord and Tenant shall each be entitled to present evidence and argument to the arbitrators.

Section 27.03. The determination of the majority of the arbitrators or appraisers, or of the sole arbitrator or appraiser, as the case may be, shall be conclusive upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof. Within thirty (30) days after their appointment, the arbitrators or appraisers or the sole arbitrator or appraiser, as the case may be, shall give written notice to the parties stating their or his determination, and shall furnish to each party a signed copy of such determination. If a majority of the appraisers cannot agree, then the determination of the third (independent) appraiser shall govern and be binding upon the parties.

Section 27.04. Each party shall pay the fees and expenses of the arbitrator or appraiser appointed by such party and one half of the fee and expense of the third arbitrator or appraiser, if any. Each party shall pay its own counsel and witness fees.

Section 27.05. Pending the arbitration of any controversy, Tenant shall continue to pay the Base Rent and additional rents payable hereunder (or if the subject of this arbitration be the amount of additional rent, the amount claimed by Landlord to be payable hereunder) without diminution and shall continue to occupy and use the Demised Premises without interference by Landlord, but if such arbitration shall result in a decision whereby any moneys shall be found to be owing by one party to the other, such moneys shall be paid within ten (10) days after notice of such decision by such party to the other party with interest at the Lease Interest Rate from the date when the same became due and payable.

Section 27.06. The arbitrators shall not add to, subtract from, or modify the provisions of this Lease.

ARTICLE 28

ESTOPPEL CERTIFICATES

Section 28.01. Tenant shall, without charge, at any time and from time to time, within ten (10) days after request by Landlord, certify by written instrument, duly executed, acknowledged and delivered to Landlord, or any other person, firm or corporation specified by Landlord: (a) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that the same is in full force and effect as modified and stating the modifications; (b) whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof and any modifications hereof upon the part of Tenant to be performed or complied with, and, if so, specifying the same; (c) the dates, if any, to which the Base Rent and additional rent and other charges hereunder have been paid in advance; (d) the date of expiration of the current term; (e) the Base Rent then payable under this Lease; and (f) any other information that Landlord may request with respect to this Lease or the operation or management of the Demised Premises.

Section 28.02. Landlord shall, without charge, at any time and from time to time, within ten (10) days after request by Tenant certify by written instrument, duly executed, acknowledged and delivered to Tenant: (a) that this Lease is unmodified and in full force and effect (or if there shall have been modifications that the same is in full force and effect as modified and stating the modifications); (b) the dates to which the Base Rent, additional rent and other charges have been paid; (c) the date of expiration of the current term; (d) the Base Rent then payable under this Lease, and (e) stating whether or not, to the best knowledge of the officer executing such certificate on behalf of Landlord, Tenant is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the person executing such certificate may have knowledge.

ARTICLE 29

SUBORDINATION

Section 29.01. This Lease is subject and subordinate to the lien of any and all mortgages on the fee which may now or hereafter affect the Demised Premises, and to all renewals, modifications, replacements and extensions of such mortgages. This clause shall be self operative and no further instrument of subordination shall be required by any mortgagee. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request.

Section 29.02. Landlord agrees that it will use reasonable efforts to obtain and deliver to Tenant, (a) within a reasonable time after the execution and delivery of this Lease, an agreement in recordable form from the holder of any existing or future Fee Mortgage, and (b) within a reasonable time after the execution and delivery of any Fee Mortgage hereafter made, an agreement in recordable form from the holder of such mortgage, providing in substance that so long as Tenant is not in default of its obligations for the payment of Base Rent and additional rent and in the performance of the other terms, covenants and conditions to be performed on its part under this Lease, its possession of the Demised Premises will not be

disturbed during the term thereof notwithstanding any foreclosure of the mortgage, and Tenant will not be named as a party defendant in any foreclosure proceedings or summary proceedings brought for the recovery of possession, and that the holder of such mortgage, or anyone claiming by, through or under either or both of them, shall not be:

(a) liable for any act or omission of any prior landlord (including Landlord), or

(b) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), or

(c) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord), or bound by any modification of the Lease made without the consent of such mortgagee.

The inability of Landlord to obtain such agreement shall not be deemed a default on Landlord's part of its obligations hereunder, or impose any claim in favor of Tenant against Landlord by reason thereof, or affect the validity of this Lease. Tenant agrees to (i) execute and deliver to any Fee Mortgagee, a nondisturbance and attornment agreement in form and substance customarily adopted by such Fee Mortgagee and (ii) reimburse Landlord for all reasonable expenses incurred by Landlord in connection therewith, including legal expenses.

Section 29.03. Tenant, for the benefit of any Fee Mortgagee to which this Lease may be subject and subordinate pursuant to the provisions of this Article 29, agrees that:

(a) Except as otherwise provided for herein, it will not pay to Landlord more than one (1) month's Base Rent in advance.

(b) It will not enter into any agreement with Landlord cancelling this Lease, or modifying or amending the same, so as to reduce the Base Rent or additional rent payable hereunder, shorten the term hereof, or otherwise materially adversely affect the rights of Landlord hereunder.

(c) In the event of any default on the part of Landlord, arising out of or accruing under this Lease, whereby the validity or the continued existence of this Lease might be impaired or terminated by Tenant by reason of any such default or defaults, Tenant, provided Landlord shall have prior thereto given to Tenant the names and addresses of any Fee Mortgagee, will give written notice thereof to such mortgagee, and grant to such mortgagee a reasonable time after the giving of such notice by Tenant to cure or to undertake the elimination of such defaults and that such right on the part of any mortgagee to cure any such default or defaults shall not be deemed to create any obligation on such mortgagee's part to cure or to undertake the elimination of any such or other default or defaults unless any such mortgagee elects to do so.

(d) At the option of the Fee Mortgagee, the foreclosure of a Fee Mortgage, or the institution of any foreclosure, summary or other proceeding by any such mortgagee against the fee owner shall not result in termination of this Lease or the obligations of Tenant hereunder.

(e) In the event of the completion of any foreclosure proceeding by any such Fee Mortgagee, Tenant will attorn and pay rent to any such mortgagee.

(f) In the event that any future Fee Mortgagee shall insist thereupon, as a condition to the making of its Fee Mortgage, that modifications or amendments to this Lease be made by Tenant and Landlord, Tenant will execute and deliver to Landlord a document containing such modifications or amendments providing the same do not materially increase Tenant's obligations under this Lease.

ARTICLE 30

WAIVER OF JURY TRIAL AND COUNTERCLAIMS

Section 30.01. The parties hereto waive a trial by jury of any and all issues arising in any action or proceeding between them or their successors under or connected with this Lease or any of its provisions, any negotiations in connection therewith, or Tenant's use or occupation of the Demised Premises. In case Landlord shall commence summary proceedings or an action for non payment of Base Rent or additional rent hereunder against Tenant, Tenant shall not interpose any counterclaim, except any counterclaim required by any law or ordinance, of any nature or description in any such proceeding or action, but shall be relegated to an independent action at law.

ARTICLE 31

CONDITION OF AND TITLE TO DEMISED PREMISES

Section 31.01. If Landlord is unable to give possession of the Demised Premises on the Commencement Date hereof because of the holding over or retention of possession of any tenant, undertenant or occupants, or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this Lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession) until after Landlord shall have given Tenant written notice that the Demised Premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the Demised Premises prior to the Commencement Date, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except as to the covenant to pay rent.

Section 31.02. Tenant represents that the Demised Premises, the title thereto, the possession and occupancy thereof, the sidewalks and structures adjoining the same, any surface and any subsurface conditions thereof, and the present uses and non uses thereof, have been examined by Tenant and that Tenant accepts the same in their "**AS IS**" condition or state as of the Commencement Date of this Lease, without representation, covenant or warranty, express or implied, in fact or in law, by Landlord and without recourse to Landlord, as to the title thereto, possession or occupancy thereof and encumbrances thereon, appurtenances, the nature, condition or usability thereof or the use or uses to which the Demised Premises or any part

thereof may be put. Except as expressly stated elsewhere in this Lease, Tenant hereby acknowledges that it accepts the Demised Premises and all equipment, systems, fixtures, utilities lines, cabling or conduits located therein or attached thereto in their "**AS IS**" condition or state as of the Commencement Date of this Lease, including, without limitation, ventilation fans, electrical lines and circuit breakers, plumbing fixtures and pipes and access doors.

ARTICLE 32

SECURITY DEPOSIT

Section 32.01. Tenant has deposited with Landlord the sum of FORTY-ONE THOUSAND THREE HUNDRED AND NINETY-ONE and 50/100 ($41,391.50) Dollars as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of Base Rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Base Rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re entry by Landlord. In the event Landlord applies or retains any portion or all of the security deposited, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be FORTY THOUSAND AND 00/100 ($40,000.00) DOLLARS.

Section 32.02. Supplementing the provisions of Section 32.01 above, Landlord will deposit said security in an interest bearing account and, unless paid or applied for the use or rental of the Demised Premises upon default by Tenant as hereinabove provided, Landlord will deliver or cause to be delivered to Tenant, such interest as is allowed on said account at the end of the term of this Lease, less the one (1%) percent per annum administration expense allowed to Landlord by law.

ARTICLE 33

LIMITATION OF LIABILITY

Section 33.01. Tenant agrees that the liability of Landlord under this Lease and all matters pertaining to or arising out of the tenancy and the use and occupancy of the Demised Premises, shall be limited to Landlord's interest in the Demised Premises and in no event shall Tenant make any claim against or seek to impose any personal liability upon any general or limited partner of Landlord, or any principal of any firm or corporation that may hereafter be or become the Landlord.

ARTICLE 34

BROKER

Section 34.01. Each party represents and warrants to the other that the parties have had no dealings, negotiations or consultations with respect to the Demised Premises on this transaction with any broker or finder other than Christopher Pennington of Binswanger ("Tenant's Broker") and Steven Italiano of CB Richard Ellis ("Landlord's Broker") and that no other broker or finder called the Demised Premises to Tenant's attention for lease or took any part in any dealings, negotiations or consultations with regard to the Demised Premised or this Lease. Each party shall indemnify, defend and hold harmless the other and the other's constituent partners and their respective officers, directors, shareholders, agents and employees from and against all claims for any such commissions or fees made by anyone claiming by or through the indemnifying party. The commissions, if any, payable to Tenant's Broker and Landlord's Broker shall be paid by Landlord to such broker pursuant to separate agreement heretofore entered into by Landlord and such broker.

ARTICLE 35

DEFINITION OF CERTAIN TERMS; MISCELLANEOUS, ETC.

Section 35.01. For the purposes of this Lease, unless the context otherwise requires:

(a) The term "Demised Premises" shall mean the land described in Article 1 together with the buildings and improvements located on the land as the same existing at the date of execution of this Lease and any future renewals, replacements, additions and substitutes of, to and for the same.

(b) The term "Landlord" shall mean the owner for the time being of the Demised Premises, and in the event of a sale of the Demised Premises, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be assumed without further agreement between the parties, that the purchaser has assumed and agreed to carry out any and all covenants and obligations of the Landlord hereunder.

(c) The term "Tenant" shall mean any party, other than a space tenant, in possession of the Demised Premises, either physically or in legal effect, pursuant to the terms of this Lease and shall be deemed to include the plural.

(d) The term "Lease" shall mean this Lease and the leasehold estate created thereby.

(e) The term "space lease" or "sublease" shall mean a Lease of license (other than this Lease) or other agreement for the use or occupancy of space of location in or on the Demised Premises. The term "space lessee" or "sublessee" shall mean any holder of an agreement for such space or location. The term "subrent" shall mean any rent or other charge for such use or occupancy.

(f) The term "Fee Mortgage" shall mean a mortgage of Landlord's fee interest (or, if Landlord is not the fee owner of the Demised Premises, Landlord's leasehold interest) in the Demised Premises or any part thereof. The term "Fee Mortgagee" shall mean the mortgagee under any such mortgage and the successors or assigns of such mortgage

(g) The term "Leasehold Mortgage" shall mean not more than one first mortgage (at any one time during the term hereof) upon Tenant's leasehold interest in this lease, made by Tenant to (and at all times held by) a Lending Institution, and fully, self-amortizing, prior to the Expiration Date by the making of constant equal monthly payments of principal and interest by mortgagor thereunder. The term "Leasehold Mortgagee" shall mean the mortgagee Lending Institution under the Leasehold Mortgage and the successors or assigns of the Leasehold Mortgagee.

(h) Any reference made in this lease to the termination of this lease shall be deemed to include any termination thereof by expiration, or pursuant to Article 19, or pursuant to Article 16, or otherwise.

(i) The term "unavoidable delays" shall mean delays due to strikes, acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or similar causes beyond the reasonable control of Tenant.

(j) The phrase "terms of this Lease" or "terms contained in this Lease" or "terms hereof" or "terms contained herein", or words of similar import, shall be construed to mean the terms, covenants, agreements, provisions, conditions and limitations contained in this Lease and, if applicable to the Tenant, it shall be construed to mean the terms of this Lease on Tenant's part to be kept, observed and performed.

(k) Wherever the phrase "laws and ordinances" or "laws or ordinances" shall appear in this Lease, it shall be construed to mean all present and future applicable laws, ordinances, rules, regulations, permits, authorizations, orders and requirements, including without limitation, building and zoning laws, of all federal, state, county and municipal governments, the departments, bureaus or commissions thereof, authorities, boards or officers, any national or local board of fire underwriters, or any other body or bodies exercising similar functions, having or acquiring jurisdiction of, or which may affect or be applicable to, the Demised Premises, or any part thereof, including without limitation, any vault space, the use or manner of use thereof and the buildings and improvements thereon, and similarly the phrase "law and ordinance" or "law or ordinance" shall be construed to mean the same as the above in the singular instead of the plural.

(l) The term "Lending Institution" shall mean either a federally chartered bank, or a savings or commercial bank or trust company licensed to do business in the Commonwealth of Pennsylvania and under the supervision and jurisdiction of the Superintendent of Banking of the Commonwealth of Pennsylvania; provided, in each case, such entity at all times during the term of this Lease maintains a net worth of not less than $100,000,000.00.

(m) The term "Taxes" shall mean all amounts for federal, state, county, or local governmental, special district, improvement district, municipal or other political

subdivision taxes, fees, levies, assessments, charges or other Taxes of every kind and nature in connection with the ownership, leasing and operation of the Property, whether foreseen or unforeseen, general, special, ordinary or extraordinary (including real estate and ad valorem taxes, general and special assessments, interest on special assessments paid in installments, transit taxes, water and sewer rents, license and business license fees, use or occupancy taxes, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes, special service district taxes and assessments, personal property taxes, taxes on fees for property management services, and taxes or charges for fire protection, streets, sidewalks, road maintenance, refuse or other services). If the method of taxation of real estate prevailing at the date of this Lease shall be, or has been, altered so as to cause the whole or any part of the Taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital stock levy or otherwise, or on or measured by the rents, income or gross receipts received therefrom, then such new or altered taxes attributable to the Property shall be included within the term "Taxes," except that the same shall not include any portion of such tax attributable to other income of Landlord not relating to the Property. "Taxes" include increases in Taxes as a result of increases in the assessment and the valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise), increases in tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. If Taxes are reduced by, or credited with, any abatement or exemption issued by a taxing authority to help finance or reimburse Landlord for costs incurred to comply with Laws or otherwise, Taxes hereunder shall be computed without regard to such abatement or exemption (Tenant hereby acknowledging that Landlord, having incurred such costs, is solely entitled to such abatement or exemption), except to the extent that Landlord includes such costs in expenses under this Lease. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Property).

(n) The term "Tenant Share" shall mean 5.17% subject to Article 2. Tenant's Share shall be calculated by dividing the rentable square feet of the Demised Premises (82,783 sq. ft.) by the square feet of the Property (1,600,000 sq. ft.) as determined by Landlord in accordance with BOMA standards.

(o) The term "Expenses" shall mean all expenses, costs and amounts (other than Taxes) of every kind and nature relating to the ownership, management, repair, maintenance, replacement, insurance and operation of the Property, including any amounts paid for: (i) utilities for the Property, except electricity, (ii) permits, licenses, inspections, warrants and certificates necessary to operate, manage and lease the Property, (iii) costs of complying with laws and ordinances, including any refrigerant gas retrofitting and compliance with the American's with Disabilities Acts, (iv) insurance applicable to the Property, not limited to that required under this Lease, and which may include earthquake, boiler, rent loss, workers' compensation and employers' liability, builders' risk, automobile and other coverages, including a reasonable allocation of costs under any blanket policies, (v) supplies, materials, tools, equipment, uniforms, and vehicles used in the operation, repair, maintenance, security, and other

services for the Property, including rental, installment purchase and financing agreements therefor and interest thereunder, and any sales, use, value-added or other taxes on supplies or services for the Property, (vi) accounting, legal, inspection, consulting, concierge, alarm monitoring, landscaping, janitorial, trash removal, snow and ice removal, pest control and other services, (vii) actually incurred management company fees, (viii) wages, salaries and other compensation and benefits (including health, life and disability insurance, savings, retirement and pension programs, and the fair value of any parking privileges, including those provided through collective bargaining agreements) for any manager and other personnel or parties engaged in the operation, repair, maintenance, or other services for the Property, and employer's FICA contributions, unemployment taxes or insurance, any other taxes which may be levied on such wages, salaries, compensation and benefits, and data or payroll processing expenses relating thereto (if the manager or other personnel handle other properties, the foregoing expenses shall be allocated appropriately between the Property and such other properties), (ix) payments pursuant to any easement, cross or reciprocal easement, operating agreement, tunnel agreement, development or parking rights agreement, declaration, covenant, or other agreement or instrument pertaining to the payment for or sharing costs of common areas or other matters, (x) parking surcharges or fees that may result from any environmental or other Law or guideline, (xi) the costs of operating and maintaining any on-site office at the Property or an adjoining property (such costs to be appropriately allocated between the Property and any such adjoining property served by such office), including the fair rental value thereof, telephone charges, postage, stationery and photocopying expenses, and telephone directory listings, (xii) the costs and expenses associated with all repairs, maintenance and service agreements on equipment, including, without limitation, alarm service, heating, air conditioning, ventilating, roof repair, electrical, elevator (where applicable) and window cleaning and maintenance, and the costs and expenses incurred in the maintenance and repair of the Property heating, air-conditioning, ventilating, plumbing, electrical and elevator (where applicable) systems of the Property and the costs of labor, material, supplies, and equipment used in connection with all of the aforesaid, and (xiii) operation, maintenance, repair, installation, replacement, inspection, testing, painting, decorating and cleaning of the Property, and any items located off-site but installed for the benefit of the Property, including: (a) Property identification and pylon signs, directional signs, traffic signals and markers, flagpoles and canopies, (b) sidewalks, curbs, stairways, parking structures, lots, loading and service areas and driveways, (c) storm and sanitary drainage systems, including disposal plants, lift stations and detention ponds and basins, (d) irrigation systems, (e) elevators, escalators, (f) interior and exterior flowers and landscaping, and (g) all other portions, facilities, features and amenities of the Property, including common area fixtures, equipment and other items therein or thereon, floors, floor coverings, corridors, ceilings, foundations, walls, wall coverings, restrooms, lobbies, trash compactors, doors, locks and hardware, windows, gutters, downspouts, roof flashings and roofs. The foregoing provision is for definitional purposes only and shall not be construed to impose any obligation upon Landlord to incur such expenses. Landlord may retain independent contractors (or affiliated contractors at market rates) to provide any services or perform any work, in which case the costs thereof shall be deemed Expenses. Expenses shall not, however, include:

(i) depreciation, interest and amortization on any mortgages and other debt costs or ground lease payments (except interest on the cost of capital expenditures to the extent permitted below, and ground lease payments for Taxes and Expenses); legal fees in connection with leasing; real estate brokers' leasing commissions; improvements or alterations to

tenant spaces; the cost of providing any service directly to, and paid directly by, any tenant; costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (excluding payments by tenants for Taxes and Expenses); and

(ii) capital expenditures, except those: (i) made primarily to reduce Expenses, or to comply with laws and ordinances or insurance requirements imposed after the Property was constructed, or (ii) for replacements or upgrades of nonstructural items located in the common areas of the Property required to keep such areas in first class condition. To the extent that any such permitted capital expenditure exceeds $5,000, such excess shall be amortized for purposes of this Lease over the shorter of: (x) the period during which the reasonably estimated savings in Expenses equals the expenditure, (y) the shortest period over which Landlord may depreciate such item under the Federal Tax Code then in effect, or (z) the useful life of the item, but in no event more than ten (10) years; provided, Landlord may elect any longer period in Landlord's discretion. In each such case, Landlord may include interest on the unamortized amount at the prevailing loan rate available to Landlord when the cost was incurred. Expenses shall include any remaining amortization of such permitted capital expenditures made prior to the date of this Lease.

Section 35.02. The captions of this Lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

Section 35.03. The table of contents preceding this Lease but under the same cover is for the purpose of convenience and reference only and is not to be deemed or construed in any way as part of this Lease, nor as a supplement thereto or amendatory thereof.

Section 35.04. It is acknowledged and agreed that in the preparation of this Lease indistinguishable contributions were made by representatives of both the Landlord and Tenant and that Landlord and Tenant each waives any and all rights, either in law or in equity, to have this Lease or any part thereof interpreted in favor of one over the other. The Lease shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

Section 35.05. This Lease, its interpretation, validity and performance, shall be governed by the laws of the Commonwealth of Pennsylvania.

Section 35.06. Notwithstanding anything contained to the contrary in this Lease, Tenant shall have no claim, and hereby waives the right to any claim, against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event Tenant's only remedies therefor shall be an action for specific performance or injunction to enforce any such requirement or to compel arbitration thereof pursuant to Article 27 hereof. If the result of any such action or arbitration shall be adverse to Landlord, Landlord shall be liable to Tenant for Tenant's reasonable expenses and attorneys' fees thereby incurred.

Section 35.07. If the Expiration Date or the date of sooner termination of this Lease shall fall on a day which is not a business day, then Tenant's obligations under Articles 6 and 11 hereof shall be performed on or prior to the immediately preceding business day. If the

Demised Premises are not surrendered upon the termination of this Lease, Tenant hereby indemnifies Landlord against liability resulting from delay by Tenant in so surrendering the Demised Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay. In the event Tenant remains in possession of the Demised Premises after the termination of this Lease without the execution of a new Lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Demised Premises as a tenant from month to month, at a monthly rental equal to three times the Base Rent and additional rent payable during the last month of the term, subject to all of the other terms of this Lease insofar as the same are applicable to a month to month tenancy. Tenant obligations under this Section shall survive the termination of this Lease.

Section 35.08. The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord (nor an option or reservation for the Demised Premises), but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn for a period of seven (7) days after delivery to Landlord. During such period and in reliance on the foregoing, Landlord may, at Landlord's option, deposit any Security Deposit and Base Rent, proceed with any plans, specifications, alterations or improvements, and permit Tenant to enter the Demised Premises, but such acts shall not be deemed an acceptance of Tenant's offer to enter this Lease, and such acceptance shall be evidenced only by Landlord signing and delivering this Lease to Tenant.

Section 35.09. This Lease does not grant any legal rights to "light and air" outside the Demised Premises nor any particular view visible from the Demised Premises, nor any easements, licenses or other interests unless expressly contained in this Lease.

Section 35.10. If Tenant is any form of corporation, partnership, limited liability company or partnership, association or other organization, Tenant and all persons signing for Tenant below hereby represent that this Lease has been fully authorized and no further approvals are required, and Tenant is duly organized, in good standing and legally qualified to do business in the Demised Premises (and has any required certificates, licenses, permits and other such items).

Section 35.11. If Tenant is a partnership, all current and new general partners shall be jointly and severally liable for all obligations of Tenant hereunder and as this Lease may hereafter be modified, whether such obligations accrue before or after admission of future partners or after any partners die or leave the partnership. Tenant shall cause each new partner to sign and deliver to Landlord written confirmation of such liability, in form and content satisfactory to Landlord, but failure to do so shall not avoid such liability.

Section 35.12. Tenant agrees to look solely to Landlord's interest in the Demised Premises for the enforcement of any judgment, award, order or other remedy under or in connection with this Lease or any related agreement, instrument or document or for any other matter whatsoever relating thereto or to the Demised Premises. Under no circumstances shall any present or future, direct or indirect, principals or investors, general or limited partners, officers, directors, shareholders, trustees, beneficiaries, participants, advisors, managers,

employees, agents or affiliates of Landlord, or of any of the other foregoing parties, or any of their heirs, successors or assigns have any liability for any of the foregoing matters.

Section 35.13. Tenant shall keep the content and all copies of this Lease, related documents or amendments now or hereafter entered, and all proposals, materials, information and matters relating thereto strictly confidential, and shall not disclose, disseminate or distribute any of the same, or permit the same to occur, except to the extent reasonably required for proper business purposes by Tenant's employees, attorneys, insurers, auditors, lenders and Transferees (and Tenant shall obligate any such parties to whom disclosure is permitted to honor the confidentiality provisions hereof), and except as may be required by any law or ordinance or court proceedings or in connection with any required disclosures pursuant to any public security reporting requirements.

Section 35.14. This Lease may be executed in separate counterparts, all of which, when executed and delivered by the parties, shall constitute one and the same Lease.

Section 35.15. This Lease, together with the Exhibits and other documents attached hereto or otherwise referred to herein (which collectively are hereby incorporated where referred to herein and made a part hereof as though fully set forth), contain all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease, signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord's leasing agents and field personnel are only authorized to show the Demised Premises and negotiate terms and conditions for leases subject to Landlord's final approval, and are not authorized to make any agreements, representations, understandings or obligations, binding upon Landlord, respecting the condition of the Demised Premises, suitability of the same for Tenant's business, the current or future amount of taxes or expenses or any component thereof, the amount of rent or other terms applicable under other leases at the property, whether Landlord is furnishing the same utilities or services to other tenants at all, on the same level or on the same basis, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. EXCEPT FOR LANDLORD'S REPRESENTATIONS AND WARRANTIES EXPRESSED HEREIN, TENANT HAS RELIED ON TENANT'S INSPECTIONS AND DUE DILIGENCE IN ENTERING THIS LEASE, AND NOT ON ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE HABITABILITY, CONDITION OR SUITABILITY OF THE PREMISES OR PROPERTY FOR ANY PARTICULAR PURPOSE OR ANY OTHER MATTER NOT EXPRESSLY CONTAINED HEREIN. Neither this Lease, nor any Exhibits referred to above may be modified, except in writing signed by both parties.

Section 35.16. Neither this Lease nor any memorandum of lease or short form lease shall be recorded in any public land records.

Section 35.17. Tenant represents and warrants that Tenant has inspected the Demised Premises and acknowledges the proximity of the Demised Premises to adjacent office space

and industrial space. Tenant shall maintain at all times during the Term of this Lease (including any renewals or extensions) noise, sound and odor levels consistent with the noise, sound and odor levels that currently emanate from the Olympic Steel leased premises located on the Property, as determined by Landlord in its reasonable discretion (the "Base Levels"). If, at any time during the Term of this Lease (including any renewals or extensions), the noise, sound and/or odor levels emanating from the Demised Premises shall exceed the Base Levels, as determined by Landlord in its reasonable discretion, Tenant shall, at its sole cost and expense, promptly take any and all measures necessary to ensure the Base Levels are not exceeded. Any and all work performed by Tenant pursuant to this Section 35.17 shall be preapproved by Landlord. Tenant shall indemnify, defend and hold Landlord harmless from any claim, suit, cost, expense or fee arising out of or in any way relating to the noise, sound or odor levels emanating from the Demised Premises.

ARTICLE 36

HAZARDOUS MATERIALS

Section 36.01. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release, discharge, spill or leak any Hazardous Material, or permit Tenant's employees, agents, contractors, or other occupants of the Demised Premises to engage in such activities on or about the Demised Premises. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Demised Premises of substances customarily and lawfully used in the business which Tenant is permitted to conduct in the Demised Premises under this Lease, but only as an incidental and minor part of such business, and provided: (i) such substances shall be properly labeled, contained, used and stored only in small quantities reasonably necessary for such permitted use of the Demised Premises and the ordinary course of Tenant's business therein, strictly in accordance with applicable laws and ordinances, highest prevailing standards, and the manufacturers' instructions therefor, and as Landlord shall reasonably require, (ii) Tenant shall provide Landlord with ten (10) days advance notice and current Material Safety Data Sheets ("MSDSs") therefor, and Landlord reserves the right to prohibit or limit such substances in each such instance, (iii) such substances shall not be disposed of, released, discharged or permitted to spill or leak in or about the Demised Premises (and under no circumstances shall any Hazardous Material be disposed of within the drains or plumbing facilities in or serving the Demised Premises or in any other public or private drain or sewer, regardless of quantity or concentration), (iv) if any applicable law or ordinance or trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal in approved containers directly with a qualified and licensed disposal company at a lawful disposal site, (v) any remaining such substances shall be completely, properly and lawfully removed from the Demised Premises upon expiration or earlier termination of this Lease, and (vi) for purposes of removal and disposal of any such substances, Tenant shall be named as the owner, operator and generator, shall obtain a waste generator identification number, and shall execute all permit applications, manifests, waste characterization documents and any other required forms.

Section 36.02. Tenant shall immediately notify Landlord of: (i) any inspection, enforcement, cleanup or other regulatory action taken or threatened by any regulatory authority

with respect to any Hazardous Material on or from the Demised Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any Person relating to any loss or injury claimed to have resulted from any Hazardous Material on or from the Demised Premises, (iii) any release, discharge, spill, leak, disposal or transportation of any Hazardous Material on or from the Demised Premises in violation of this Article, and any damage, loss or injury to persons, property or business resulting or claimed to have resulted therefrom, and (iv) any matters where Tenant is required by any laws or ordinance to give a notice to any regulatory authority respecting any Hazardous Materials on or from the Demised Premises. Landlord shall have the right (but not the obligation) to notify regulatory authorities concerning actual and claimed violations of this Article. Tenant shall immediately upon written request from time to time provide Landlord with copies of all MSDSs, permits, approvals, memos, reports, correspondence, complaints, demands, claims, subpoenas, requests, remediation and cleanup plans, and all papers of any kind filed with or by any regulatory authority and any other books, records or items pertaining to Hazardous Materials that are subject to the provisions of this Article.

Section 36.03. If any Hazardous Material is released, discharged or disposed of, or permitted to spill or leak, in violation of the foregoing provisions, Tenant shall promptly and properly clean up and remove the Hazardous Materials from the Demised Premises and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord) in compliance with applicable laws and ordinances and then prevailing industry practices and standards, at Tenant's sole cost and expense (without limiting Landlord's other remedies therefor). Such clean up and removal work ("Tenant Remedial Work") shall be Landlord's prior written approval (except in emergencies), and any testing, investigation, feasibility and impact studies, and the preparation and implementation of any remedial action plan required by any court or regulatory authority having jurisdiction or reasonably required by Landlord. In connection therewith, Tenant shall provide documentation evidencing that all Tenant Remedial Work or other action required hereunder has been properly and lawfully completed (including a certificate addressed to Landlord from an environmental consultant reasonably acceptable to Landlord, in such detail and form as Landlord may reasonably require). If any Hazardous Material is released, discharged, disposed of, or permitted to spill or leak on or about the Demised Property and is not caused by Tenant or other occupants of the Demised Premises, if any, or their agents, employees, transferees, or contractors, such release, discharge, disposal, spill or leak shall be deemed casualty damage under Article 17 to the extent that the Demised Premises and Tenant's use thereof is affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under this Lease. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no liability (whether or not joined as a party to any such third-party or governmental claim) for any Hazardous Materials located at the Property or Demised Premises prior to the Commencement Date, or for any fines, penalties or other sanctions which may be imposed or asserted by any third-party or governmental entity having jurisdiction over the Property for any remediation activities for Hazardous Materials located at the Property prior to the Commencement Date, including by reason of any failure to conduct such remediation activities in compliance with applicable Environmental Law.

Section 36.04. Tenant shall remove all Hazardous Materials and the containers in which such substances were ever packaged or stored from the Demised Premises and Property prior

to the termination of this Lease and prior to vacating; and such removal and disposal of such substances and containers shall be performed in accordance with all Environmental Law. No later than two (2) months prior to the termination of this Lease, and if this Lease terminates other than by expiration of the term, within thirty (30) days after the termination, and in all events not later than thirty (30) days after the Tenant vacates the Demised Premises and Property, Tenant shall develop a decommissioning plan to identify all releases of, and to manage and dispose of, all Hazardous Materials in the buildings resulting from the termination of Tenant's operations in the Demised Premises (the "Decommissioning Plan"). As Tenant vacates the Demised Premises and Property or portions thereof Tenant shall identify all releases of, and manage and dispose of, all Hazardous Materials in the portions of the space so vacated by Tenant resulting from the termination of Tenant's operations in the space in accordance with this Decommissioning Plan. Tenant's decommissioning activities shall include, without limitation, the removal and proper disposal or other off-site reuse or recycling of all Hazardous Materials located within the Demised Premises unless otherwise agreed to in writing by Landlord, cleaning of all impacted floors, walls and ceilings, flushing of the wastewater pretreatment system, and the cleaning and removal of all pipes, feeders, and ducts, such that the vacated space is turned over to Landlord in a "broom clean", equipment-free condition. The removal and proper off-site management of Hazardous Materials shall be conducted by Tenant or a licensed contractor retained by Tenant. All wastes requiring a manifest under Environmental Law shall be manifested for shipment and disposal under Tenant's name. Tenant shall decontaminate or decontaminate and remove, as provided in the Decommissioning Plan, all process-related equipment in the space to be vacated, including components to water and wastewater pretreatment systems, laboratory hoods and benches, process piping, equipment feeds, and industry specialized equipment. Decontamination shall include but not be limited to removal, purging, and proper disposal of liquids, solids, and gases contained in equipment, and rinsing or high pressure washing with water and detergent. Decontamination shall include but not be limited to all maintenance rooms, water and wastewater treatment rooms, chemical storage rooms, Hazardous Materials storage rooms, flammable storage rooms, manufacturing areas, and others locations that have been subject to spills. Tenant shall perform chemical analysis of wipe samples from washed equipment surfaces to document that residual Hazardous Materials has been removed to meet the occupational use of the Demised Premises. Provided that all such decommissioning activities has been completed in accordance with all applicable Environmental Law, and Tenant has adequately remediated all areas of Hazardous Materials releases, as documented by a written, certified report from Tenant's Licensed Site Professional or from Tenant, subject to reasonable approval of such report by Landlord, Landlord will release Tenant from further liability with respect to the decommissioning of the vacated space for the Hazardous Materials identified by Tenant in the decommissioning report.

Section 36.05. Tenant grants Landlord, upon reasonable written notice, the right to inspect the Demised Premises throughout the Term of this Lease to determine whether Tenant is in compliance with the provisions in this Article 36; and Tenant shall provide Landlord with all information deemed by Landlord necessary for Landlord to ascertain whether Tenant so complies. If Landlord reasonably determines that Tenant has not proceeded diligently to cure any default under this Article within a reasonable time period, as determined by Landlord in its sole, but reasonable, discretion, or in the event of an emergency as determined by Landlord in its sole, but reasonable, judgment, Landlord, in addition to any other remedy under this Lease,

shall have the right, but not the obligation, to enter upon the Demised Premises and to perform Tenant's obligations hereunder, including the payment of money and the performance of any other act. All sums so paid by Landlord and all incidental costs and expenses in connection therewith shall be reimbursed by Tenant to Landlord, promptly following demand therefor, as additional rent. Notwithstanding any such performances by Landlord, Tenant shall remain liable for any violation of the provisions in this Article.

Section 36.06. Thirty (30) days prior to the termination of this Lease, and if this Lease terminates other than by expiration of the Term, within thirty (30) days after the termination, and in all events not later than thirty (30) days after the Tenant vacates the Demised Premises and Property, and at any other time that Landlord reasonably deems appropriate, Tenant shall retain an environmental site assessment firm reasonably acceptable to Landlord who shall complete the following no later than thirty (30) days after the firm is retained: (a) inspect the Demised Premises for storage of hazardous waste, or release of Hazardous Materials in violation this Article; and (b) provide a report on the results of such inspection reasonably satisfactory to Landlord. Tenant, through a duly authorized officer and any employee responsible for the proper handling and disposal of Hazardous Materials, shall give a written certification to Landlord prior to the termination of this Lease and prior to vacating, to the effect that the requirements of this Section, and any other of the Environmental Law for which Landlord has requested a certification, have been satisfied.

Section 36.07. The term "Hazardous Material" for purposes hereof shall include, but not be limited to: (a) any flammable, explosive, toxic, radioactive, biological, corrosive or otherwise hazardous chemical, substance, liquid, gas, device, form of energy, material or waste or component thereof, (b) petroleum-based products, diesel fuel, paints, solvents, lead, radioactive materials, cyanide, biohazards, infectious or medical waste and "sharps", printing inks, acids, DDT, pesticides, ammonia compounds, and any other items which now or subsequently are found to have an adverse effect on the environment or the health and safety of persons or animals or the presence of which require investigation or remediation under laws or ordinances or governmental policy, and (c) any item defined as a "hazardous substance", "hazardous material", "hazardous waste", "regulated substance" or "toxic substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq., Hazardous Materials Transportation Act, 49 U.S.C. §1801, et seq., Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq., Clean Water Act, 33 U.S.C. §1251, et seq., Safe Drinking Water Act, 14 U.S.C. §300f, et seq., Toxic Substances Control Act, 15 U.S.C. §2601, et seq., Atomic Energy Act of 1954, 42 U.S.C. §2014 et seq., the Toxic Substance Control Act (15 U.S.C. 2601, et seq., the Emergency Planning Community Right to Know Act (42 U.S.C. 11001, et seq.), and any similar federal, state or local laws and ordinances, and all regulations, guidelines, directives and other requirements thereunder, all as may be amended or supplemented from time to time (collectively referred to herein as "Environmental Law").

Section 36.08. Tenant, and its successors, assigns and guarantors, shall release, defend (with an attorney reasonably acceptable to Landlord), indemnify and hold harmless Landlord, Landlord's partners, officers, directors, investors, agents, and employees, and their respective successors and assigns from and against all Environmental Damages (as defined below) which may be asserted by Tenant, any other person or entity, or government agency on account of the

presence or release of any Hazardous Materials upon, in or from the Demised Premises related to the activities conducted by Tenant or Tenant's agents, contractors, consultants or employees, or to other action by Tenant or Tenant's agents, contractors, consultants or employees in violation of the Environmental Law or on account of breach of any of Tenant's obligations under this Section.

Section 36.09. As used in this Lease, "Environmental Damages" shall mean all liabilities, injuries, losses, claims, damages, settlements, attorneys' and consultants' fees, fines, penalties, interest and expenses, and costs of environmental site investigations, reports and cleanup, including without limitation costs incurred in connection with: any investigation or assessment of site conditions or of health of persons using the Demised Premises; risk assessment and monitoring; any cleanup, remedial, removal, or restoration work required by any governmental agency or recommended by Landlord's consultant; any decrease in value of the Demised Premises or Property; any damage caused by loss or restriction of rentable or usable space in the Demised Premises or Property; or any damage caused by adverse impact on marketing or financing the Demised Premises or Property.

Section 36.10. Tenant shall pay, prior to delinquency, any and all fees, taxes (including excise taxes), penalties and fines arising from or based on Tenant's activities involving Hazardous Material on or about the Demised Premises, and shall not allow such obligations to become a lien or charge against the Demised Premises or Landlord. If Tenant violates any provision of this Article with respect to any Hazardous Materials, Landlord may: (a) require that Tenant immediately remove all Hazardous Materials from the Demised Premises and discontinue using, storing and handling Hazardous Materials in the Demised Premises, and/or (b) pursue such other remedies as may be available to Landlord under this Lease or applicable laws and ordinances. THE TERMS AND CONDITIONS OF THIS ARTICLE 36 SHALL SURVIVE THE TERMINATION OF THIS LEASE.

ARTICLE 37

NO ORAL MODIFICATION

Section 37.01. All prior understandings and agreements between the parties are merged within this agreement, which alone fully and completely sets forth the understanding of the parties; and this Lease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

ARTICLE 38

COVENANTS TO BIND AND BENEFIT RESPECTIVE PARTIES

Section 38.01. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, Tenant, and their respective executors, administrators, successors and assigns.

ARTICLE 39

WAREHOUSE AND GENERAL RULES AND REGULATIONS

Section 39.01. Tenant shall perform, observe and comply with the Warehouse and General Rules and Regulations of the Demised Premises, a copy of which is attached hereto as Exhibit E, with respect to the safety, care and cleanliness of the Demised Premises and the preservation of good order thereon. Upon written notice thereof to Tenant, Tenant will perform, observe and comply with any changes, amendments or additions thereto, as form time to time will be established and deemed advisable by Landlord for tenants of the Demised Premises.

ARTICLE 40

HOLDING OVER

Section 40.01. Tenant shall pay Landlord one hundred fifty per cent (150%) of the amount of Base Rent then applicable, prorated on a per diem basis, for each day Tenant shall fail to vacate or surrender possession of the Demised Premises or any part thereof at any time after fifteen (15) days following expiration or earlier termination of this Lease or Tenant's right of possession, together with all damages (direct and consequential) sustained by Landlord on account thereof. Tenant shall pay such amounts on demand, and, in the absence of demand, monthly in advance. The foregoing provisions, and Landlord's acceptance of any such amounts, shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain a tenant-at-sufferance bound to comply with all provisions of this Lease until Tenant properly vacates the Leased Premises). Landlord shall have the right, at any time after expiration or earlier termination of this Lease or Tenant's right to possession, to reenter and possess the Demised Premises and remove all property and persons therefrom and Landlord shall have such other remedies for holdover as may be available to Landlord under other provisions of this Lease or applicable laws and ordinances.

ARTICLE 41

DISABILITIES ACT

Section 41.01. The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder ("ADA"), and any similarly motivated state and local Laws ("Local Barriers Acts"), as the same may be amended and supplemented from time to time (collectively referred to herein as

the "Disabilities Acts") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Demised Premises depending on, among other things: (a) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (b) whether such requirements are "readily achievable", and (c) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. Landlord shall perform any required ADA Title III and related Local Barriers Acts compliance in the common areas. Tenant shall perform any required ADA Title III and related Local Barriers Acts compliance in the Demised Premises. Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III and related Local Barriers Acts "path of travel" and other requirements triggered by any public accommodation or other use of, or alterations in, the Demised Premises. Tenant shall be responsible for ADA Title I and related Local Barriers Acts requirements relating to Tenant's employees, and Landlord shall be responsible for ADA Title I and related Local Barriers Acts requirements relating to Landlord's employees.

ARTICLE 42

SIGNAGE

Section 42.01. Tenant shall comply with Landlord's criteria governing tenant signage. Tenant will not place any signs on the land, or the exterior or interior of the Demised Premises, or in any window whereby such sign would be visible from the outside of the building in which the Demised Premises is located, except as agreed to in writing by Landlord. Landlord hereby agrees to provide Tenant, at Landlord's sole cost and expense, with all Landlord's standard signage available at the Property ("Standard Signage"). An example of Landlord's Standard Signage is attached hereto as Exhibit H.

ARTICLE 43

PARKING/RAIL ACCESS

Section 43.01. Tenant shall have the exclusive use of fifteen (15) parking spaces located at the Property (the "Guaranteed Spaces"). The location of the Guaranteed Spaces shall be determined by Landlord in its sole discretion. All other parking is at a first-come, first served basis.

Section 43.02. Tenant shall have access to the rail yard and railway spur located on the Demised Premises as reasonably necessary to permit Tenant to conduct its business in connection with the use stated in Article 14 hereof. Tenant shall not load and/or unload any railcar between 7:30 A.M. and 6:00 P.M. Tenant shall not stage any vehicles along the "North Loop" of the Property unless Landlord approves of such staging. Tenant acknowledges and agrees that no more than five percent (5%) of raw materials or supplies utilized Tenant in connection with the use permitted hereunder may be supplied via the railway. Tenant also acknowledges and agrees that Landlord shall maintain and manage the relationships between Tenant and any other tenant of the Property in connection with utilization of the rail yard and railway spur.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed by their duly authorized officers and their respective seals to be hereunto affixed.

LANDLORD

CASTLEWAY PROPERTIES, LLC, a Pennsylvania limited liability company

By: ______________________
Name: Paul G Marcus
Title:

TENANT

SIG ACQUISITION CORP., a Delaware corporation

By: ______________________
Name:
Title:

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed by their duly authorized officers and their respective seals to be hereunto affixed.

LANDLORD

CASTLEWAY PROPERTIES, LLC, a Pennsylvania limited liability company

By:________________________
Name:
Title:

TENANT

SIG ACQUISITION CORP., a Delaware corporation

By: [signature]
Name: ALBERT W. WEGGEMAN
Title: PRESIDENT + CEO

EXHIBIT A

DEMISED PREMISES

Please see attached.

A-Complex O- Building
Concord Steel Exhibit-A
Demised Premises


Door
13'-11"H x 17'-10"W
Loading Dock
Clear Height = 55+
Ramp
Shop Bathroom
10 Ton Crane
A-Complex O-Aisle
High Bay 52,735
Low Bay
25,808 SF
O-4 Office
Mezzanine
Level Not To Be Used
By Concord Steel
60/30 Ton Crane
Leased By Others
50/10Ton Crane
Shop Bathroom
Elevator Not to Be Used
Door
18'x22'

2nd Floor Office



O-Building Shop High/Low Bay	Total = 78,543 SF
O-Building Office/Break Room	Total = 3,357 SF
O-Building East/West Locker/Toilet Rms.	Total = 883 SF
Total Leased Area	**Total = 82,783 SF**

Note: Area Shaded in Grey to be Considered Demised Premises

EXHIBIT A-1

FIRST OFFER SPACE

Please see attached.

A-Complex O- Building
Concord Steel Exhibit-1-A
Right of First Offer Space


Door
13'-11"H x 17'-10"W
Loading Dock
Clear Height = 55+
Ramp
Shop Bathroom
10 Ton Crane
Concord Steel
Right Of First Offer Space
S-Aisle
41,820 Sq. Ft.
A-Complex O-Aisle
High Bay 52,735
Low Bay
25,808 SF
O-4 Office
Mezzanine
Level Not To Be Used
By Concord Steel
60/30 Ton Crane
Leased By Others
50/10Ton Crane
Shop Bathroom
Door
18'x22'
Door
18'x22'


2nd Floor Office

O-Building Shop High/Low Bay	Total =	78,543 SF
O-Building Office/Break Room	Total =	3,357 SF
O-Building East/West Locker/Toilet Rms.	Total =	883 SF

Note: Area Shaded in Grey to be Considered Demised Premises

Demised Premises 82,783 SF

Right of First Offer Space

EXHIBIT B

LANDLORD'S WORK

1. Landlord shall close-up the opening in the wall between "A" aisle and the adjacent building in Landlord's building standard manner and in compliance with all laws, ordinances and building codes as required in connection with the current use of the Demised Premises.

2. Landlord shall replace or board-up any broken or missing window panes in Landlord's building standard manner and in compliance with all laws, ordinances and building codes as required in connection with the current use of the Demised Premises.

3. Landlord shall close-up all demising walls located within the Demised Premises in Landlord's building standard manner and in compliance with all laws, ordinances and building codes as required in connection with the current use of the Demised Premises.

4. Landlord shall seal-off the access to U.S. Cargo in Landlord's building standard manner and in compliance with all laws, ordinances and building codes as required in connection with the current use of the Demised Premises.

5. Landlord to ensure the roll-up loading dock doors are in good and operable condition.

EXHIBIT C

TENANT'S WORK

1. Tenant to install paint booth, paint cleaner/breather, new exhaust fan, and related equipment in accordance with Lease.

2. Tenant to install 11,000 gallon oxygen tank and related equipment in accordance with Lease.

3. Tenant to install one (1) "I-beam" to be placed on the existing beams.

4. Tenant to install a single rail into floor of Demised Premises and dig a trench for such rail.

5. Tenant to install footers for burning machines and drill holes for leveling purposes.

6. Tenant to install footers for blast machine, plane mill, shear and break press.

EXHIBIT D

CRANE ELECTRICAL CONSUMPTION FORMULA; CRANE LISTING

DC - Crane Power Billing For A-Complex Cranes

The method for billing of Crane Electrical Consumption will be as follows:

Method:

1- Crane usage will be determined by an Hour meter located on the crane and will begin registering time as soon as the crane is turned on. (**Please note that you must turn crane off after usage)**
2- At the end of every month the total hours use will be recorded.
3- The total hours use will be multiplied by **.15 cents** (KWH) and the result then multiplied by "Conversion Factor" (KW/Hr). The Conversion Factor for each crane is listed on each crane worksheet.

Example of bill calculation based on 10 hours use:

(50 Ton Crane)

Hours Use (Taken from hour Meter) **10 (Example)**

10 x 23.7 (KWH)=237 x .15 (KW/HR)= 35.55	$35.55
Sub Total	$ 35.55
Pa Tax 6%	$ 2.13
Total =	$ 37.68

CRANE #1 WORKSHEET

1. During the term of the Lease, including any renewals or extensions thereof, Tenant shall have the exclusive right to use the overhead bridge cranes located on the Demised Premises and identified in this Exhibit D for the monthly charges indicated in this Exhibit D, which charges, shall be paid by Tenant to Landlord as Additional Rent in accordance with the Lease. Such cranes are leased to Tenant.

2. Cranes leased to Tenant hereunder and the monthly charges therefore are as follows:

Airport Business Complex DC
CRANE POWER BILLING

Tenant Name: Concord Steel Location: 0-Aisle Low Bay

CRANE ID: #1 433-17

CRANE SIZE: 10 Ton Toledo

CONVERSION FACTOR(KW/HR): 13.5

BEGINNING READING (Hours Use)
ENDING READING (Hours Use)

USAGE

BILLED KWH $'S

PRE TAX CHARGES PA SALES TAX-6%

TOTAL CHARGES

BILLED KWH BASED ON USAGE HOURS
CONVERSION FACTOR .15 PER KWH

- Note: Billed Usage will be calculated on a per hour of use basis via an installed hour meter. Crane must be turned off after every use or hour meter will continue to run.

3. In addition to the terms stated in the Lease, Tenant shall operate, service and maintain the cranes, at its sole cost and expense, and keep same in conformity with all applicable laws and regulations, including OSHA standards, and otherwise in the same good condition existing on the Commencement Date. Upon the termination of this Lease, Tenant shall surrender the cranes in the same good condition existing on the Commencement Date, ordinary wear and tear excepted.

4. (a) Tenant shall operate cranes only with experienced, qualified and licensed crane operators. Tenant shall comply with all limits for the cranes indicated thereon and shall assure

that all crane operations are conducted in compliance with all safety requirements, including without limitation, OSHA standards.

(b) Tenant hereby releases and agrees to defend, indemnify and hold Landlord harmless from and against any and all claims, demands, actions, liabilities, damages ands expenses for injury or damage to persons or property based upon or arising from use of cranes, except for those based upon or arising from the negligent or intentional acts or omissions of Landlord, its agents or employees.

CRANE #3 WORKSHEET

1. During the term of the Lease, including any renewals or extensions thereof, Tenant shall have the exclusive right to use the overhead bridge cranes located on the Demised Premises and identified in this Exhibit D for the monthly charges indicated in this Exhibit D, which charges, shall be paid by Tenant to Landlord as Additional Rent in accordance with the Lease. Such cranes are leased to Tenant.

2. Cranes leased to Tenant hereunder and the monthly charges therefore are as follows:

Airport Business Complex DC
CRANE POWER BILLING

Tenant Name:	Concord Steel	Location:	O-Aisle Low Bay
CRANE ID:	#3	433-17	
CRANE SIZE: 10 Ton Toledo			
CONVERSION FACTOR(KW/HR):		13.5	
BEGINNING READING (Hours Use)			
ENDING READING (Hours Use)			
USAGE			
BILLED KWH $'S			
PRE TAX CHARGES			
PA SALES TAX-6%			
TOTAL CHARGES			

BILLED KWH BASED ON USAGE HOURS
CONVERSION FACTOR .15 PER KWH

- Note: Billed Usage will be calculated on a per hour of use basis via an installed hour meter. Crane must be turned off after every use or hour meter will continue to run.

3. In addition to the terms stated in the Lease, Tenant shall operate, service and maintain the cranes, at its sole cost and expense, and keep same in conformity with all applicable laws and regulations, including OSHA standards, and otherwise in the same good condition existing on the Commencement Date. Upon the termination of this Lease, Tenant shall surrender the cranes

in the same good condition existing on the Commencement Date, ordinary wear and tear excepted.

4. (a) Tenant shall operate cranes only with experienced, qualified and licensed crane operators. Tenant shall comply with all limits for the cranes indicated thereon and shall assure that all crane operations are conducted in compliance with all safety requirements, including without limitation, OSHA standards.

Tenant hereby releases and agrees to defend, indemnify and hold Landlord harmless from and against any and all claims, demands, actions, liabilities, damages ands expenses for injury or damage to persons or property based upon or arising from use of cranes, except for those based upon or arising from the negligent or intentional acts or omissions of Landlord, its agents or employees.

CRANE #11 WORKSHEET

1. During the term of the Lease, including any renewals or extensions thereof, Tenant shall have the exclusive right to use the overhead bridge cranes located on the Demised Premises and identified in this Exhibit D for the monthly charges indicated in this Exhibit D, which charges, shall be paid by Tenant to Landlord as Additional Rent in accordance with the Lease. Such cranes are leased to Tenant.

2. Cranes leased to Tenant hereunder and the monthly charges therefore are as follows:

Airport Business Complex DC
CRANE POWER BILLING

Tenant Name: Concord Steel Location: 0-Aisle High Bay

CRANE ID: #11 677
CRANE SIZE: 50/5 Ton Toledo

CONVERSION FACTOR(KW/HR):23.7

BEGINNING READING (Hours Use)
ENDING READING (Hours Use)

USAGE

BILLED KWH $'S

PRE TAX CHARGES PA SALES TAX-6%

TOTAL CHARGES

BILLED KWH BASED ON USAGE HOURS
CONVERSION FACTOR .15 PER KWH

- Note: Billed Usage will be calculated on a per hour of use basis via an installed hour meter. Crane must be turned off after every use or hour meter will continue to run.

3. In addition to the terms stated in the Lease, Tenant shall operate, service and maintain the cranes, at its sole cost and expense, and keep same in conformity with all applicable laws and regulations, including OSHA standards, and otherwise in the same good condition existing on the Commencement Date. Upon the termination of this Lease, Tenant shall surrender the cranes in the same good condition existing on the Commencement Date, ordinary wear and tear excepted.

4. (a) Tenant shall operate cranes only with experienced, qualified and licensed crane operators. Tenant shall comply with all limits for the cranes indicated thereon and shall assure

that all crane operations are conducted in compliance with all safety requirements, including without limitation, OSHA standards.

(b) Tenant hereby releases and agrees to defend, indemnify and hold Landlord harmless from and against any and all claims, demands, actions, liabilities, damages ands expenses for injury or damage to persons or property based upon or arising from use of cranes, except for those based upon or arising from the negligent or intentional acts or omissions of Landlord, its agents or employees.

CRANE #14 WORKSHEET

1. During the term of the Lease, including any renewals or extensions thereof, Tenant shall have the exclusive right to use the overhead bridge cranes located on the Demised Premises and identified in this Exhibit D for the monthly charges indicated in this Exhibit D, which charges, shall be paid by Tenant to Landlord as Additional Rent in accordance with the Lease. Such cranes are leased to Tenant.

2. Cranes leased to Tenant hereunder and the monthly charges therefore are as follows:

Airport Business Complex DC
CRANE POWER BILLING

Tenant Name: Concord Steel Location: 0-Aisle High Bay

CRANE ID: #14 4122
CRANE SIZE: 50/30 Ton Morgan

CONVERSION FACTOR(KW/HR):23.7

BEGINNING READING (Hours Use)
ENDING READING (Hours Use)

USAGE

BILLED KWH $'S

PRE TAX CHARGES PA SALES TAX-6%

TOTAL CHARGES

BILLED KWH BASED ON USAGE HOURS
CONVERSION FACTOR .15 PER KWH

- Note: Billed Usage will be calculated on a per hour of use basis via an installed hour meter. Crane must be turned off after every use or hour meter will continue to run.

3. In addition to the terms stated in the Lease, Tenant shall operate, service and maintain the cranes, at its sole cost and expense, and keep same in conformity with all applicable laws and regulations, including OSHA standards, and otherwise in the same good condition existing on the Commencement Date. Upon the termination of this Lease, Tenant shall surrender the cranes in the same good condition existing on the Commencement Date, ordinary wear and tear excepted.

4. (a) Tenant shall operate cranes only with experienced, qualified and licensed crane operators. Tenant shall comply with all limits for the cranes indicated thereon and shall assure

that all crane operations are conducted in compliance with all safety requirements, including without limitation, OSHA standards.

(b) Tenant hereby releases and agrees to defend, indemnify and hold Landlord harmless from and against any and all claims, demands, actions, liabilities, damages ands expenses for injury or damage to persons or property based upon or arising from use of cranes, except for those based upon or arising from the negligent or intentional acts or omissions of Landlord, its agents or employees.

CRANE #15 WORKSHEET

1. During the term of the Lease, including any renewals or extensions thereof, Tenant shall have the exclusive right to use the overhead bridge cranes located on the Demised Premises and identified in this Exhibit D for the monthly charges indicated in this Exhibit D, which charges, shall be paid by Tenant to Landlord as Additional Rent in accordance with the Lease. Such cranes are leased to Tenant.

2. Cranes leased to Tenant hereunder and the monthly charges therefore are as follows:

Airport Business Complex DC
CRANE POWER BILLING

Tenant Name: Concord Steel Location: 0-Aisle High Bay

CRANE ID: #15 0-3 CRANE SIZE: 10 Ton

CONVERSION FACTOR(KW/HR): 13.5

BEGINNING READING (Hours Use)
ENDING READING (Hours Use)

USAGE

BILLED KWH $'S

PRE TAX CHARGES PA SALES TAX-6%

TOTAL CHARGES

BILLED KWH BASED ON USAGE HOURS
CONVERSION FACTOR .15 PER KWH

- Note: Billed Usage will be calculated on a per hour of use basis via an installed hour meter. Crane must be turned off after every use or hour meter will continue to run.

3. In addition to the terms stated in the Lease, Tenant shall operate, service and maintain the cranes, at its sole cost and expense, and keep same in conformity with all applicable laws and regulations, including OSHA standards, and otherwise in the same good condition existing on the Commencement Date. Upon the termination of this Lease, Tenant shall surrender the cranes in the same good condition existing on the Commencement Date, ordinary wear and tear excepted.

4. (a) Tenant shall operate cranes only with experienced, qualified and licensed crane operators. Tenant shall comply with all limits for the cranes indicated thereon and shall assure

that all crane operations are conducted in compliance with all safety requirements, including without limitation, OSHA standards.

(b) Tenant hereby releases and agrees to defend, indemnify and hold Landlord harmless from and against any and all claims, demands, actions, liabilities, damages ands expenses for injury or damage to persons or property based upon or arising from use of cranes, except for those based upon or arising from the negligent or intentional acts or omissions of Landlord, its agents or employees.

CRANE #32 WORKSHEET

1. During the term of the Lease, including any renewals or extensions thereof, Tenant shall have the exclusive right to use the overhead bridge cranes located on the Demised Premises and identified in this Exhibit D for the monthly charges indicated in this Exhibit D, which charges, shall be paid by Tenant to Landlord as Additional Rent in accordance with the Lease. Such cranes are leased to Tenant.

2. Cranes leased to Tenant hereunder and the monthly charges therefore are as follows:

Airport Business Complex DC
CRANE POWER BILLING

Tenant Name: Concord Steel Location: 0-Aisle Low Bay

CRANE ID: #32 10674

CRANE SIZE: 3 Ton Euclid

CONVERSION FACTOR(KW/HR):11.5

BEGINNING READING (Hours Use)
ENDING READING (Hours Use)

USAGE

BILLED KWH $'S

PRE TAX CHARGES PA SALES TAX-6%

TOTAL CHARGES

BILLED KWH BASED ON USAGE HOURS
CONVERSION FACTOR .15 PER KWH

- Note: Billed Usage will be calculated on a per hour of use basis via an installed hour meter. Crane must be turned off after every use or hour meter will continue to run.

3. In addition to the terms stated in the Lease, Tenant shall operate, service and maintain the cranes, at its sole cost and expense, and keep same in conformity with all applicable laws and regulations, including OSHA standards, and otherwise in the same good condition existing on the Commencement Date. Upon the termination of this Lease, Tenant shall surrender the cranes in the same good condition existing on the Commencement Date, ordinary wear and tear excepted.

4. (a) Tenant shall operate cranes only with experienced, qualified and licensed crane operators. Tenant shall comply with all limits for the cranes indicated thereon and shall assure

that all crane operations are conducted in compliance with all safety requirements, including without limitation, OSHA standards.

(b) Tenant hereby releases and agrees to defend, indemnify and hold Landlord harmless from and against any and all claims, demands, actions, liabilities, damages ands expenses for injury or damage to persons or property based upon or arising from use of cranes, except for those based upon or arising from the negligent or intentional acts or omissions of Landlord, its agents or employees.

EXHIBIT E

WAREHOUSE AND GENERAL RULES AND REGULATIONS

1. Any sign, lettering, picture, notice or advertisement installed on or in any part of the Demised Premises and visible from the exterior of the Demised Premises, or visible from the exterior of the Demised Premises, will be installed at Tenant's sole cost and expense, and in such manner, character and style as Landlord may approve in writing. Anything herein to the contrary notwithstanding, approval as to signs will be subject to Landlord's approval which may be withheld in Landlord's sole discretion. In the event of a violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to Tenant.

2. No awning or other projection will be attached to the outside walls of the Demised Premises except as otherwise permitted by Landlord. No curtains, blinds, shades or screens visible from the exterior of the Demised Premises or visible from the exterior of the Demised Premises, will be attached to or hung in, or used in connection with any window or door of the Demised Premises without the prior written consent of Landlord. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

3. Tenant, its servants, employees, customers, invitees and guests will not obstruct sidewalks, entrances, or passages, corridors, vestibules, halls or stairways, in and about the Demised Premises which are used in common with other tenants and their servants, employees, customers, guests and invitees, and which are not a part of the Demised Premises of Tenant. Tenant will not place objects against glass partitions or doors or windows which would be unsightly from the Demised Premises corridors or from the exterior of the Demised Premises and will promptly remove any such objects upon notice from Landlord.

4. Tenant will not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other tenants and occupants of the Demised Premises in excess of the Base Levels, and will not place or install any projections, antennas, aerials or similar devices inside or outside of the Demised Premises.

5. Tenant will not waste electricity, water or air conditioning furnished by Landlord, if any, and will cooperate fully with Landlord to insure the most effective operation of the Demised Premises' heating and air conditioning systems.

6. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Demised Premises closed and secured after normal business hours.

7. In no event will Tenant bring into the Demised Premises inflammables, such as gasoline, naphtha and benzene, or explosives or any other article of intrinsically dangerous

nature unless expressly agreed to in writing by Landlord. If, by reason of the failure of Tenant to comply with the provisions of this subparagraph, any insurance premium for all or any part of the Demised Premises will at any time be increased, Tenant will make immediate payment of the whole of the increased insurance premium, without waiver of any of Landlord's other rights at law or in equity for Tenant's breach of this Lease. Notwithstanding anything to the contrary in this paragraph, construction materials (other than asbestos or poly chlorinated biphenyls), office equipment and cleaning solutions, maintenance materials, gasoline (only in such quantities as utilized by Tenant in the ordinary course) that are or contain Hazardous Material may be used, handled or stored on the Demised Premises, provided such is incident to and reasonably necessary for the operation and maintenance of the Demised Premises, for the use set forth in Article 12 and is in compliance with all Environmental Laws and all other applicable governmental requirements.

8. Tenant will comply with all applicable federal, state and municipal laws, ordinances and regulations, and building rules and will not directly or indirectly make any use of the Demised Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.

9. Landlord will have the right to prohibit any advertising by Tenant which in Landlord's reasonable opinion tends to impair the reputation of the Demised Premises or its desirability as a distribution complex for distribution use, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

10. The Demised Premises will not be used for cooking (as opposed to heating of food), lodging, sleeping or for any immoral or illegal purpose.

11. Tenant and Tenant's servants, employees, agents, visitors and licensees will observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Landlord or Landlord's agent may from time to time adopt. Reasonable notice of any additional rules and regulations will be given in such manner as Landlord may reasonably elect.

12. Unless expressly permitted by the Landlord, no additional locks or similar devices will be attached to any door or window, and no keys other than those provided by Landlord will be made for any door. If more than two keys for one lock are desired by Tenant, the Landlord may provide the same upon payment by Tenant. Upon termination of this Lease or of the Tenant's possession, the Tenant will surrender all keys of the Demised Premises and will explain to the Landlord all combination locks on safes, cabinets and vaults.

13. Any carpeting cemented down by Tenant will be installed with a releasable adhesive. In the event of a violation of the foregoing by Tenant, Landlord may charge the expense incurred by such removal to Tenant.

14. The water and wash closets, drinking fountains and other plumbing fixtures will not be used for any purpose other than those for which they were constructed, and no sweepings,

rubbish, rags, coffee grounds or other substances will be thrown therein. All damages resulting from any misuse of the fixtures will be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, will have caused the same. No person will waste water by interfering or tampering with the faucets or otherwise.

15. When electric wiring of any kind is introduced, it will be done only by contractors approved by Landlord and must be connected as approved by Landlord. No stringing or cutting of wires will be allowed.

16. All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse will be made only through entryways provided for such purposes. Tenant will be responsible for any damage to the Demised Premises or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Demised Premises, and will make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

17. All safes, equipment or other heavy articles will be carried in or out of the Demised Premises only in such manner as will be prescribed in writing by Landlord, and Landlord will in all cases have the right to specify the proper position of any such safe, equipment or other heavy article, which will only be used by Tenant in a manner which will not interfere with or cause damage to the Demised Premises in which they are located, or to the other tenants or occupants of said Demised Premises, if any. Tenant will be responsible for any damage to the Demised Premises or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Demised Premises, and will make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

18. Canvassing, soliciting, and peddling in or about the Demised Premises is prohibited and Tenant will cooperate to prevent the same.

19. Wherever in these Warehouse Rules and Regulations the word "Tenant" occurs, it is understood and agreed that it will mean Tenant's associates, employees, clerks, servants, invitees and visitors. Wherever the word "Landlord" occurs, it is understood and agreed that it will mean Landlord's assigns, agents, clerks, servants and visitors.

20. Landlord will have the right to enter the Demised Premises at hours convenient to the Tenant for the purposes of exhibiting the same to prospective tenants within the six (6) month period prior to the expiration of this Lease.

21. Tenant, its servants, employees, customers, invitees and guests will, when using the common parking facilities, if any, in and around the Demised Premises, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no parking zone. All vehicles will be parked

at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles.

22. In case of invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Demised Premises during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the protection of the Demised Premises and the property therein. Landlord will in no case be liable for damages for any error or other action taken with regard to the admission to or exclusion from the Demised Premises of any person.

23. All entrance doors to the Demised Premises will be locked when the Demised Premises are not in use. All common corridor doors, if any, will also be closed during times when the air conditioning equipment in the Demised Premises is operating so as not to dissipate the effectiveness of the system or place an overload thereon.

24. No bicycles, vehicles (except as necessary in the ordinary course of business) or animals of any kind will be brought into or kept in or about the Demised Premises other than in areas which are specifically designed for such purpose, if any.

25. Tenant must, at all times, maintain a constant temperature of 45 degrees Fahrenheit, or greater, within the Demised Premises. Landlord shall be responsible for determining the temperature within the Demised Premises.

26. Landlord reserves the right at any time and from time to time to rescind, alter or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Landlord's judgment, for its best interest or for the best interest of the tenants of the Demised Premises.

EXHIBIT F
OXYGEN TANK LOCATION

To be attached.


TRUCK Scale
1000 feet
SHOT BLAST
PAINT BOOTH
PAINT BREATHER
RAIL LINE
RAIL LINE
BRAKE PRESS
SHEAR
GANTRY RAIL
FLAME CUTTERS
OXYGEN TANK

EXHIBIT G
PAINT BOOTH LOCATION

To be attached.


TRUCK Scale
1000 feet
SHOT BLAST
PAINT BOOTH
PAINT BREATHER
RAIL LINE
RAIL LINE
BRAKE PRESS
SHEAR
GANTRY RAIL
FLAME CUTTERS
OXYGEN TANK

EXHIBIT H
STANDARD SIGNAGE

Please see attached.


Concord Steel
2'

SCHEDULE 1.04
EARLY TERMINATION FEE

If the Early Termination Option is exercised after the fifth lease year, the Early Termination Fee shall be equal to two (2) years Base Rent. The Base Rent for the sixth lease year shall be utilized in determining the Early Termination Fee.

If the Early Termination Option is exercised after the seventh lease year, the Early Termination Fee shall be equal to one (1) years Base Rent. The Base Rent for the eighth lease year shall be utilized in determining the Early Termination Fee.